Filed Pursuant to Rule 424(b)(2)
Registration No. 333-180821

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 26, 2012)

The Korea Development Bank

US$500,000,000 1.00% Notes due 2016

US$500,000,000 1.50% Notes due 2018

Our US$500,000,000 aggregate principal amount of notes due 2016 (the “2016 Notes”) will bear interest at a rate of 1.00% per annum and our US$500,000,000 aggregate principal amount of notes due 2018 (the “2018 Notes”, and together with the 2016 Notes, the “Notes”) will bear interest at a rate of 1.50% per annum. Interest on the Notes is payable semi-annually in arrears on January 22 and July 22 of each year, beginning on July 22, 2013. The 2016 Notes will mature on January 22, 2016 and the 2018 Notes will mature on January 22, 2018.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein). However, under The Korea Development Bank Act, as amended (“the KDB Act”), the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (including the Notes offered hereby) outstanding as of the date of the initial sale of the Government’s equity interest in KDB Financial Group (“KDBFG”), subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2016 Note	Total		Per 2018 Note	Total
Public offering price	99.515%	US$	497,575,000	98.950%	US$	494,750,000
Underwriting discount	0.300%	US$	1,500,000	0.300%	US$	1,500,000
Proceeds to us (before deduction of expenses)	99.215%	US$	496,075,000	98.650%	US$	493,250,000

In addition to the initial public offering price, you will have to pay for accrued interest from and including January 22, 2013.

Application has been made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes. There can be no assurance that such listing will be obtained for the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Admission of the Notes to the Official List of, and quotation of the Notes on, the SGX-ST is not to be taken as an indication of the merits of the issuer or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about January 22, 2013.

Joint Bookrunners

Barclays
BofA Merrill Lynch
Daiwa Capital Markets
Goldman Sachs International
HSBC
KDB Asia
UBS Investment Bank

Prospectus Supplement Dated January 15, 2013

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Prior to 2011, we prepared our financial statements in accordance with generally accepted accounting principles in Korea (“Korean GAAP” or “K-GAAP”). Commencing in 2011, we prepare our financial statements in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”) and our separate financial information as of December 31, 2011, June 30, 2012 and September 30, 2012 and for the six months ended June 30, 2011 and 2012 and the nine months ended September 30, 2011 and 2012 included in this prospectus supplement has been prepared in accordance with Korean IFRS, which differs in certain significant respects from Korean GAAP. References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated June 26, 2012. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-180821, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any statements made or opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Admission of the Notes to the Official List of, and the quotation of any Notes on, the SGX-ST is not to be taken as an indication of the merits of the issuer or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$500,000,000 aggregate principal amount of 1.00% notes due January 22, 2016 (the “2016 Notes”) and US$500,000,000 aggregate principal amount of 1.50% notes due January 22, 2018 (the “2018 Notes”, and together with the 2016 Notes, the “Notes”).

The 2016 Notes will bear interest at a rate of 1.00% per annum and the 2018 Notes will bear interest at a rate of 1.50% per annum, in each case payable semi-annually in arrears on January 22 and July 22 of each year. Interest on the Notes will accrue from January 22, 2013 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government. However, under the KDB Act, the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (including the Notes offered hereby) outstanding as of the date of the initial sale of the Government’s equity interest in KDBFG, subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

We do not have any right to redeem the Notes prior to maturity.

Listing

Application has been made to the SGX-ST for the listing and quotation of the Notes. Settlement of the Notes is not conditioned on obtaining the listing. We cannot give assurance that the application to the SGX-ST for the Notes will be approved. The Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

Form and Settlement

We will issue each series of Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January 22, 2013, which will be the fourth business day following the date of this prospectus supplement, referred to as “T+4.” You should note that initial trading of the Notes may be affected by the T+4 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$989,325,000. We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 26, 2012. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Overview

As of June 30, 2012, we had (Won)86,011.6 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of (Won)136,615.0 billion and total equity of (Won)17,936.9 billion, as compared to (Won)81,380.7 billion of loans outstanding, (Won)127,874.4 billion of total assets and (Won)17,658.0 billion of total equity as of December 31, 2011. For the six months ended June 30, 2012, we recorded interest income of (Won)2,549.7 billion, interest expense of (Won)1,641.1 billion and net income of (Won)619.6 billion, as compared to (Won)2,203.5 billion of interest income, (Won)1,403.1 billion of interest expense and (Won)1,040.9 billion of net income for the six months ended June 30, 2011.

Capitalization

As of September 30, 2012, our authorized capital was (Won)15,000 billion and capitalization was as follows:

September 30, 2012(1)
(billions of won) (unaudited)
Long-term debt(2)(3):
Won currency borrowings	4,798.3
Foreign currency borrowings	5,245.4
Industrial finance bonds	46,906.3

Total long-term debt	56,950.0

Capital:
Issued capital	9,251.9
Capital surplus	44.4
Retained earnings(4)	8,203.0
Accumulated other comprehensive income	683.7

Total capital	18,183.0

Total capitalization	75,133.0

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2012.
(2)	We have translated borrowings in foreign currencies into Won at the rate of (Won)1,118.6 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 28, 2012.
(3)	As of September 30, 2012, we had contingent liabilities totaling (Won)9,253.5 billion under outstanding guarantees issued on behalf of our clients.
(4)	Includes planned regulatory reserve for possible loan losses of (Won)326.9 billion as of September 30, 2012. Under Korean IFRS, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings.

Selected Financial Statement Data

Recent Developments

As of September 30, 2012, we had (Won)87,686.6 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of (Won)138,298.5 billion and total equity of (Won)18,183.0 billion, as compared to (Won)81,380.7 billion of loans outstanding, (Won)127,874.4 billion of total assets and (Won)17,658.0 billion of total equity as of December 31, 2011. For the nine months ended September 30, 2012, we recorded interest income of (Won)3,788.5 billion, interest expense of (Won)2,482.2 billion and net income of (Won)754.6 billion, as compared to (Won)3,373.3 billion of interest income, (Won)2,178.0 billion of interest expense and (Won)1,073.1 billion of net income for the nine months ended September 30, 2011.

The following tables present selected consolidated financial information for the nine months ended September 30, 2011 and 2012 and as of December 31, 2011 and September 30, 2012, which has been derived from our unaudited consolidated financial statements as of December 31, 2011 and September 30, 2012 and for the nine months ended September 30, 2011 and 2012 prepared in accordance with Korean IFRS.

Consolidated K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2011	2012
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	3,690.2	4,072.2
Total Interest Expenses	2,287.7	2,528.7
Net Interest Income	1,402.4	1,543.5
Operating Income	1,289.8	882.9
Net Income	1,167.3	729.2

	As of December 31, 2011	As of September 30, 2012
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	83,668.9	89,479.8
Total Borrowings(2)	103,624.2	110,336.5
Total Assets	149,021.8	160,849.2
Total Liabilities	128,448.1	139,808.5
Equity	20,573.7	21,040.7

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at FVTPL, due to customers, borrowings and debt issued.

The following tables present selected separate financial information for the nine months ended September 30, 2011 and 2012 and as of December 31, 2011 and September 30, 2012, which has been derived from our unaudited separate financial statements as of December 31, 2011 and September 30, 2012 and for the nine months ended September 30, 2011 and 2012 prepared in accordance with Korean IFRS.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2011	2012
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	3,373.3	3,788.5
Total Interest Expenses	2,178.0	2,482.2
Net Interest Income	1,195.3	1,306.2
Operating Income	1,378.3	1,002.9
Net Income	1,073.1	754.6

	As of December 31, 2011	As of September 30, 2012
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	81,380.7	87,686.6
Total Borrowings(2)	99,253.5	105,096.5
Total Assets	127,874.4	138,298.5
Total Liabilities	110,216.4	120,115.6
Equity	17,658.0	18,183.0

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

Nine Months Ended September 30, 2012

For the nine months ended September 30, 2012, we had net income of (Won)754.6 billion compared to net income of (Won)1,073.1 billion for the nine months ended September 30, 2011, on a separate K-IFRS basis.

Principal factors for the decrease in net income for the nine months ended September 30, 2012 compared to the nine months ended September 30, 2011 included:

•

a decrease in net gain from foreign currency transactions and derivatives to (Won)140.7 billion in the nine months ended September 30, 2012 from (Won)431.6 billion in the corresponding period of 2011, primarily due to valuation losses on derivative financial instruments (including Kumho Petrochemical convertible bonds); and

•

an increase in provision for loan losses to (Won)384.5 billion in the nine months ended September 30, 2012 from (Won)142.3 billion in the corresponding period of 2011, primarily due to an increase in non-performing loans to small- and medium-sized enterprises.

The above factors were partially offset by an increase in net interest income to (Won)1,306.2 billion in the nine months ended September 30, 2012 from (Won)1,195.3 billion in the corresponding period of 2011, primarily due to (i) an increase in interest income from asset-backed securities and (ii) an increase in interest-bearing assets exceeding an increase in interest-bearing liabilities.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tires Co., Inc., Daehan Shipbuilding Co., Ltd., Kumho Industrial, Daewoo Songdo Development Corporation (formerly known as Daewoo Motor Sales) and Shina SB Yard Co., Ltd. As of September 30, 2012, our credit extended to these companies totaled (Won)2,099.0 billion, accounting for 1.5% of our total assets as of such date.

As of September 30, 2012, our exposure (including loans classified as substandard or below and equity investments classified as estimated loss or below) to Kumho Tires decreased to (Won)1,218.0 billion from (Won)1,230.7 billion as of June 30, 2012, primarily due to the appreciation of the Won against the U.S. dollar as of September 30, 2012 compared to June 30, 2012. As of September 30, 2012, our exposure to Daehan Shipbuilding increased to (Won)283.7 billion from (Won)229.4 billion as of June 30, 2012, primarily due to extension of additional loans. As of September 30, 2012, our exposure to Kumho Industrial decreased to (Won)152.4 billion from (Won)307.7 billion as of June 30, 2012, primarily due to repayment of debt. As of September 30, 2012, our exposure to Daewoo Songdo Development Corporation slightly decreased to (Won)173.1 billion from (Won)175.3 billion as of June 30, 2012. As of September 30, 2012, our exposure to Shina SB Yard Co., Ltd. increased to (Won)272.0 billion from (Won)241.4 billion as of June 30, 2012, primarily due to provision of guarantees.

As of September 30, 2012, we established provisions of (Won)55.8 billion for our exposure to Kumho Tires, (Won)12.4 billion for Daehan Shipbuilding, (Won)2.1 billion for Kumho Industrial, (Won)2.7 billion for Daewoo Songdo Development Corporation and (Won)11.0 billion for Shina SB Yard Co., Ltd.

In March 2012, we increased our equity interest in Kumho Industrial from 5.99% to 6.34% by participating in a debt-to-equity swap, but our equity interest decreased to 5.44% following a capital contribution by the former controlling shareholders in June 2012.

Based on our unaudited internal management accounts, as of September 30, 2012, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was (Won)1,218.0 billion, (Won)152.4 billion, (Won)1,444.1 billion and (Won)774.5 billion, respectively. Based on our unaudited internal management accounts, as of September 30, 2012, we established provisions of (Won)55.8 billion, (Won)2.1 billion, (Won)1.3 billion and (Won)0.8 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

For the nine months ended September 30, 2012, we did not sell any non-performing loans to the Korea Asset Management Corporation, or KAMCO.

Results of Operation

The following tables present selected separate financial information as of December 31, 2011 and June 30, 2012 and for the six months ended June 30, 2011 and 2012, which has been derived from our unaudited separate financial statements as of December 31, 2011 and June 30, 2012 and for the six months ended June 30, 2011 and 2012 prepared in accordance with Korean IFRS and included in this prospectus supplement. You should read the following financial statement data together with the separate financial statements and notes included in this prospectus supplement:

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2011	2012
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,203.5	2,549.7
Total Interest Expenses	1,403.1	1,641.1
Net Interest Income	800.4	908.6
Operating Income	1,291.8	821.1
Net Income	1,040.9	619.6

	As of December 31, 2011	As of June 30, 2012
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	81,380.7	86,011.6
Total Borrowings(2)	99,253.5	105,832.8
Total Assets	127,874.4	136,615.0
Total Liabilities	110,216.4	118,678.1
Equity	17,658.0	17,936.9

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

Six Months Ended June 30, 2012

For the six months ended June 30, 2012, we had net income of (Won)619.6 billion compared to (Won)1,040.9 billion for the six months ended June 30, 2011, on a separate basis.

Principal factors for the decrease in net income for the six months ended June 30, 2012 compared to the six months ended June 30, 2011 included:

•

a decrease in net gain from foreign currency transactions and derivatives to (Won)114.9 billion in the six months ended June 30, 2012 from (Won)558.6 billion in the corresponding period of 2011, primarily due to valuation losses on derivative financial instruments (including a large valuation loss on Kumho Petrochemical convertible bonds); and

•

an increase in provision for loan losses to (Won)210.9 billion in the six months ended June 30, 2012 from (Won)72.6 billion in the corresponding period of 2011, primarily due to an increase in non-performing loans among small- and medium-sized enterprises.

The above factors were partially offset by an increase in net interest income to (Won)908.6 billion in the six months ended June 30, 2012 from (Won)800.4 billion in the corresponding period of 2011, primarily due to (i) an increase in interest income from asset-backed securities and (ii) an increase in interest-bearing assets exceeding an increase in interest-bearing liabilities.

Provisions for Possible Loan Losses and Loans in Arrears

As of June 30, 2012, we established provisions of (Won)809.2 billion for possible loan losses under Korean IFRS. The provisions for possible loan losses under Korean IFRS are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings. See Notes 22 of the notes to our separate financial statements included in this prospectus supplement.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2012, we have provided loans of (Won)3,308.1 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of (Won)1,318.8 billion following debt-equity swaps. As of June 30, 2012, we had established provisions of (Won)493.2 billion for possible loan losses. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of June 30, 2012(1)
		Loan Amount		Loan Loss Provisions
		(in billions of won)
Loan Classification	Normal(2)	(Won)	82,308.1	(Won)	209.7
	Precautionary		2,271.9		167.6
	Substandard		1,198.8		280.4
	Doubtful		20.7		9.2
	Expected Loss		212.1		142.3

	Total	(Won)	86,011.6	(Won)	809.2

Loans impaired(3)			1,643.6		406.2
Loans not impaired			84,368.1		403.0

Total		(Won)	86,011.6	(Won)	809.2

(1)	These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.
(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.
(3)	See note 2 of the notes to our separate financial statements for a summary of significant accounting policies with respect to impairment of loans.

As of June 30, 2012, our delinquent loans totaled (Won)1,431.6 billion, representing 1.7% of our outstanding loans as of such date. Delinquent loans are defined as loans that are classified as substandard or below. On June 30, 2012, our legal reserve was (Won)5,641.4 billion, representing 6.6% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tires Co., Inc., Daehan Shipbuilding Co., Ltd., Kumho Industrial, Daewoo Motor Sales and Shina SB Yard Co., Ltd. As of June 30, 2012, our credit extended to these companies totaled (Won)2,194.4 billion, accounting for 1.7% of our total assets as of such date.

As of June 30, 2012, our exposure (including loans classified as substandard or below and equity investments classified as estimated loss or below) to Kumho Tires increased to (Won)1,230.7 billion from (Won)1,088.2 billion as of December 31, 2011, primarily due to extension of additional loans. As of June 30, 2012, our exposure to Daehan Shipbuilding was (Won)229.4 billion, a decrease from (Won)369.6 billion as of December 31, 2011, primarily due to repayment of debt. As of June 30, 2012, our exposure to Kumho Industrial increased to (Won)307.7 billion from (Won)289.2 billion as of December 31, 2011, primarily due to extension of additional loans. As of June 30, 2012, our exposure to Daewoo Motor Sales decreased to (Won)175.3 billion from (Won)222.4 billion as of December 31, 2011, primarily due to the write-off of certain of our exposure to Daewoo Motor Sales. As of June 30, 2012, our exposure to Shina SB Yard Co., Ltd. increased to (Won)251.4 billion from (Won)157.9 billion as of December 31, 2011, primarily due to extension of additional loans.

As of June 30, 2012, we established provisions of (Won)61.8 billion for our exposure to Kumho Tires, (Won)14.5 billion for Daehan Shipbuilding, (Won)12.7 billion for Kumho Industrial, (Won)0.5 billion for Daewoo Motor Sales and (Won)19.7 billion for Shina SB Yard Co., Ltd.

In March 2012, we increased our equity interest in Kumho Industrial from 5.99% to 6.34% by participating in a debt-to-equity swap, but our equity interest decreased to 5.44% following a capital contribution by the former controlling shareholders in June 2012.

Based on our unaudited internal management accounts, as of June 30, 2012, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was (Won)1,230.7 billion, (Won)307.7 billion, (Won)1,571.9 billion and (Won)815.2 billion, respectively. Based on our unaudited internal management accounts, as of June 30, 2012, we established provisions of (Won)61.8 billion, (Won)12.7 billion, (Won)7.6 billion and (Won)5.0 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

For the six months ended June 30, 2012, we did not sell any non-performing loans to the Korea Asset Management Corporation, or KAMCO.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2012:

Loans(1)

	June 30, 2012
	(billions of won)
Equipment Capital Loans:
Domestic currency	(Won)	29,854.0
Foreign currency(2)		8,326.8
Working Capital Loans:
Domestic currency(3)		19,836.4
Foreign currency(2)		3,985.9
Other Loans(4)		24,008.5

Total loans	(Won)	86,011.6

(1)	Includes loans extended to affiliates.
(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled (Won)8,693.9 billion as of June 30, 2012. See “The Korea Development Bank—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies” in the accompanying prospectus.
(3)	Includes loans on households.
(4)	Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2012, we had (Won)86,011.6 billion in outstanding loans, a 5.7% increase from December 31, 2011.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2012		As % of June 30, 2012 Total
	(billions of won, except percentages)
Loans with remaining maturities of one year or less	(Won)	26,044.5	42.0%
Loans with remaining maturities of more than one year		35,958.6	58.0

Total	(Won)	62,003.1	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2012:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2012		As % of June 30, 2012 Total
	(billions of won, except percentages)
Manufacturing	(Won)	36,718.2	59.2%
Banking and Insurance		5,603.7	9.0
Transportation and Communication		5,295.4	8.5
Public Administration		528.2	0.9
Electric, Gas and Water Supply Industry		1,738.2	2.8
Others		12,119.4	19.6

Total	(Won)	62,003.1	100.0%

Percentage increase from December 31, 2011		4.5%

(1)	Includes loans extended to affiliates.

The manufacturing sector accounted for 59.2% of our outstanding equipment capital and working capital loans as of June 30, 2012. As of June 30, 2012, loans to the transport machinery manufacturing businesses and chemical material and product manufacturing businesses accounted for 16.9% and 13.5%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

KDB Value PEF VI was our single largest borrower as of June 30, 2012, accounting for 1.6% of our outstanding equipment capital and working capital loans. As of June 30, 2012, our five largest borrowers and 20 largest borrowers accounted for 6.5% and 17.3%, respectively, of our outstanding equipment capital and working capital loans. The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2012 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2012 Total Outstanding Equipment Capital and Working Capital Loans
Manufacturing	69.0%
Transportation and Communication	12.5
Banking and Insurance	9.3
Public Administration	4.0
Others	5.2

Total	100.0%

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2012:

	Equipment Capital Loans(1)			Working Capital Loans(1)
	June 30, 2012%			June 30, 2012%
	(billions of won, except percentages)
Industrial fund loans	(Won)	26,100.1	68.4%	(Won)	17,857.0	77.0%
Foreign currency loans		7,286.9	19.1		1,407.0	6.1
Offshore loans in foreign currencies		1,039.9	2.7		2,578.0	11.1
Government fund loans		691.6	1.8		—	—
Overdraft		—	—		452.3	1.9
Others		3,062.4	8.0		894.5	3.9

Total	(Won)	38,180.8	100.0%	(Won)	23,188.8	100.0%

(1)	Excludes loans on households and loans extended to affiliates.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2012:

	June 30, 2012
	(billions of won)
Acceptances	(Won)	874.5
Guarantees on local borrowing		721.1
Guarantees on foreign borrowing		8,949.9
Letter of guarantee for importers		49.7

Total	(Won)	10,595.1

Investments

Our equity investments decreased slightly to (Won)8,427.1 billion as of June 30, 2012 from (Won)8,448.1 billion as of December 31, 2011, due to, among others, a decrease in valuation of our equity investments.

As of June 30, 2012, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled (Won)8,427.1 billion, equal to 28.3% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “The Korea Development Bank—Financial Statements and the Auditors” in the accompanying prospectus.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2012:

Equity Investments

	Book Value as of June 30, 2012
	(billions of won)
Electric, Gas and Water Supply Industry	(Won)	100.2
Construction		70.7
Banking and Insurance		4,834.8
Real Estate Business		130.2
Manufacturing		1,305.9
Transportation and Communication		1,809.6
Others		175.7

Total	(Won)	8,427.1

As of June 30, 2012, we held total equity investments, on a book value basis, of (Won)3,341.2 billion in two of our five largest borrowers and (Won)4,342.5 billion in five of our 20 largest borrowers.

As of June 30, 2012, the aggregate value of our equity investments accounted for approximately 116% of their aggregate cost basis. For a discussion on how we determine the value of our equity investments, see “The Korea Development Bank—Operations—Investments” in the accompanying prospectus.

Other Activities

As of June 30, 2012, we held in trust cash and other assets totaling (Won)22,765.4 billion, and we generated in the first half of 2012 trust fee income equaling (Won)323.9 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2012:

Type of Funds Borrowed	Amount as of June 30, 2012
	(billions of won)
General purpose	(Won)	700.7
Special purpose		4,459.5

Total	(Won)	5,160.3

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2012:

Outstanding Balance	Amount as of June 30, 2012
	(billions of won)
Denominated in Won	(Won)	27,715.4
Denominated in other currencies		19,879.3

Total	(Won)	47,594.7

As of June 30, 2012, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2012) was (Won)63,737.9 billion, equal to 14.3% of our authorized amount under the KDB Act, which was (Won)446,796.7 billion.

Foreign Currency Borrowings

As of June 30, 2012, the outstanding amount of our foreign currency borrowings was US$11.2 billion.

Our long term and short term foreign currency borrowings decreased to (Won)12,741.0 billion as of June 30, 2012 from (Won)13,895.9 billion as of December 31, 2011.

Deposits

As of June 30, 2012, demand deposits held by us totaled (Won)1,852.0 billion and time and savings deposits held by us totaled (Won)30,172.6 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2012:

Debt Principal Repayment Schedule

	Maturing on or before June 30,
Currency(1)(2)	2013		2014		2015		2016		Thereafter
	(billions of won)
Won	(Won)	11,407	(Won)	9,098	(Won)	5,342	(Won)	1,216	(Won)	6,003
Foreign		18,112		6,510		1,759		2,365		4,016

Total Won Equivalent	(Won)	29,519	(Won)	15,608	(Won)	7,101	(Won)	3,582	(Won)	10,020

(1)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2012, as announced by the Seoul Money Brokerage Services Ltd.
(2)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Directors and Management; Employees

As of June 30, 2012, we employed 2,653 persons with 1,601 located in our Seoul head office.

Financial Statements and the Auditors

Korea Development Bank

Separate Statements of Financial Position

As of June 30, 2012 and December 31, 2011

(Unaudited)

(In millions of won)	Notes	June 30, 2012		December 31, 2011
Assets
Cash and due from banks	4,43	(Won)	3,147,843	1,965,839
Financial assets held-for-trading	5,42,43		1,906,812	2,585,909
Available-for-sale financial assets	6,35,42,43		27,631,003	25,713,538
Held-to-maturity financial assets	7,43		96,408	110,844
Loans	8,43,45		85,124,040	80,414,794
Derivative financial assets	9,42,43		5,180,972	5,597,095
Investments in subsidiaries and associates	10		5,824,395	5,696,767
Property and equipment, net	11		434,931	439,726
Investment property, net	12		94,008	86,899
Intangible assets, net	13		58,455	58,969
Deferred tax assets	33		8,050	—
Other assets	14,43		7,108,060	5,204,055

Total assets		(Won)	136,614,977	127,874,435

Liabilities
Financial liabilities designated at fair value through profit or loss	15,42,43	(Won)	851,421	992,136
Deposits	16,43		33,116,805	25,222,278
Borrowings	17,43		24,779,252	25,842,421
Bonds	18,43		47,085,361	47,196,659
Derivative financial liabilities	9,42,45		3,868,059	4,289,264
Defined benefit liabilities	19		27,370	17,536
Provisions	20		109,611	261,855
Deferred tax liabilities	33		389,191	357,694
Income taxes payable			90,981	128,204
Other liabilities	21,43		8,360,072	5,908,341

Total liabilities			118,678,123	110,216,388

Equity
Issued capital	22		9,251,861	9,251,861
Capital surplus	22		44,373	44,373
Accumulated other comprehensive income	22		572,660	565,577
Retained earnings	22		8,067,960	7,796,236
(Regulatory reserve for loan losses (Won)1,034,949 at June 30, 2012)
(Planned regulatory reserve for loan losses (Won)138,327 at June 30, 2012 and (Won)1,034,949 at December 31, 2011)

Total equity			17,936,854	17,658,047

Total liabilities and equity		(Won)	136,614,977	127,874,435

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Separate Interim Statements of Comprehensive Income

For the three and six-month periods ended June 30, 2012 and 2011

(Unaudited)

(In millions of won, except earnings per share information)		June 30, 2012			June 30, 2011
	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	23	(Won)	1,300,887	2,549,742	1,146,725	2,203,538
Interest expense	23		(823,636)	(1,641,120)	(740,682)	(1,403,125)

Net interest income			477,251	908,622	406,043	800,413

Net fees and commission income	24		165,024	275,197	145,055	233,007
Dividend income	25		61,635	157,437	17,534	122,118
Net gain (loss) on financial instruments held-for-trading	26		2,496	(397)	31,947	47,984
Net loss on financial instruments designated at fair value through profit and loss	27		(19,965)	(16,727)	(15,905)	(13,670)
Net gain (loss) on available-for-sale financial assets	28		(13,079)	34,643	34,243	64,072
Net foreign currency transaction gain and net gain on derivatives	29		41,915	114,923	292,098	558,636
Other operating loss, net	30		(115,043)	(179,396)	(156,908)	(221,964)

Non-interest income, net			122,983	385,680	348,064	790,183

Provision for loan loss	8		104,550	210,878	46,873	72,567

General and administrative expenses	31		156,042	262,295	124,138	226,193

Operating income			339,642	821,129	583,096	1,291,836

Impairment loss on investments in associates			—	—	(1,552)	(1,552)
Other non-operating income	32		664	1,376	336	1,100
Other non-operating expense	32		(8,585)	(9,808)	(477)	(7,202)

Non-operating expense, net			(7,921)	(8,432)	(1,693)	(7,652)

Net income before income taxes			331,721	812,697	581,403	1,284,184
Income tax expense	33		86,373	193,103	109,085	243,289

Net income	44		245,348	619,594	472,318	1,040,895

(Net income after adjusting regulatory reserve for possible loan losses : (Won)481,267 million at June 30, 2012 and (Won)1,193,587 million at June 30, 2011)
Other comprehensive income (loss) for the period
Valuation gain (loss) on available-for-sale financial assets, net	22		(56,162)	9,133	(71,925)	(111,167)
Exchange differences on translation of foreign operations	22		10,516	(5,803)	(13,194)	(29,304)
Income tax effect	33		15,612	3,753	18,917	32,449

Other comprehensive income (loss) for the period, net of income tax			(30,034)	7,083	(66,202)	(108,022)

Total comprehensive income for the period		(Won)	215,314	626,677	406,116	932,873

Earnings per share
Basic and diluted earnings per share (won)	34	(Won)	133	335	255	563

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Separate Interim Statements of Changes in Equity

For the six-month periods ended June 30, 2012 and 2011

(Unaudited)

(In millions of won)		Attributable to equity holders of the Bank
	Notes	Issued capital		Capital surplus	Capital adjustment	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2011		(Won)	9,251,861	44,373	(51)	755,039	6,681,795	16,733,017
Dividends	22		—	—	—	—	(297,909)	(297,909)
Discounts on stock issuance amortization			—	—	51	—	(51)	—

			9,251,861	44,373	—	755,039	6,383,835	16,435,108

Net income for the period			—	—	—	—	1,040,895	1,040,895
Changes in valuation loss on available-for-sale financial assets	22		—	—	—	(111,167)	—	(111,167)
Changes in exchange differences on translation of foreign operations	22		—	—	—	(29,304)	—	(29,304)
Income tax effect	22		—	—	—	32,449	—	32,449

Total comprehensive income for the period			—	—	—	(108,022)	1,040,895	932,873

Balance at June 30, 2011		(Won)	9,251,861	44,373	—	647,017	7,424,730	17,367,981

Balance at January 1, 2012		(Won)	9,251,861	44,373	—	565,577	7,796,236	17,658,047
Dividends	22		—	—	—	—	(347,870)	(347,870)

			9,251,861	44,373	—	565,577	7,448,366	17,310,177

Net income for the period			—	—	—	—	619,594	619,594
Changes in valuation gain on available-for-sale financial assets	22		—	—	—	9,133	—	9,133
Changes in exchange differences on translation of foreign operations	22		—	—	—	(5,803)	—	(5,803)
Income tax effect	22		—	—	—	3,753	—	3,753

Total comprehensive income for the period			—	—	—	7,083	619,594	626,677

Balance at June 30, 2012		(Won)	9,251,861	44,373	—	572,660	8,067,960	17,936,854

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Separate Interim Statements of Cash Flows

For the six-month periods ended June 30, 2012 and 2011

(Unaudited)

(In millions of won)	Notes	2012		2011
Cash flows from operating activities
Net income for the period		(Won)	619,594	1,040,895
Adjustments for:
Income tax expense	33		193,103	243,289
Gain on financial instruments held-for-trading			(134)	(6,822)
Loss on foreign exchange translation	29		8,714	238,293
Loss on financial instruments designated at fair value through profit or loss			17,541	13,675
Gain on disposal of available-for-sale financial assets			(109,308)	(89,774)
Impairment loss on available-for-sale financial assets			74,665	25,702
Gain on disposal of investments in subsidiaries and associates			—	(1,630)
Impairment loss on investments in subsidiaries and associates			—	1,552
Provision for loan loss	8		210,878	72,567
Gain on derivative instruments			(134,200)	(627,809)
Gain from hedge accounting			(157,763)	(128,975)
Net interest income			(5,039)	(6,742)
Loss (gain) on disposal of property and equipment			(197)	17
Impairment loss on intangible assets			160	—
Depreciation of property and equipment	11		9,600	8,484
Depreciation of investment properties	12		610	540
Amortization of intangible assets	13		7,576	7,842
Other operating income and expenses			(148,012)	148,660
Defined benefit costs	19		14,115	11,969
Loss on redemption of bonds			—	2,456

			(17,691)	(86,706)

Changes in operating assets and liabilities:
Due from banks			(585,375)	(1,062,969)
Financial assets held-for-trading			837,512	1,648,283
Loans			(2,620,858)	(3,890,048)
Derivative financial assets			1,730,986	3,226,575
Other assets			(1,884,607)	(3,135,679)
Financial liabilities designated at fair value through profit or loss			(158,256)	3,278
Deposits			7,907,369	4,347,693
Derivative financial liabilities			(1,584,503)	(2,711,130)
Defined benefit liabilities			(4,281)	(2,703)
Provisions			(314)	(257)
Other liabilities			2,481,476	2,418,396

			6,119,149	841,439

Income tax paid			(203,127)	(196,295)

Net cash provided by operating activities		(Won)	6,517,925	1,599,333

Cash flows from investing activities
Disposal of available-for-sale financial assets		(Won)	20,148,412	10,614,644
Acquisition of available-for-sale financial assets			(21,663,087)	(12,733,336)
Disposal of held to maturity financial assets			15,492	13,696
Acquisition of held to maturity financial assets			(884)	(1,277)
Disposal of property and equipment	11		493	8
Acquisition of property and equipment	11		(12,539)	(5,607)
Acquisition of intangible assets	13		(7,516)	(8,421)
Disposal of investments in			48,634	26,979
Acquisition of investments in subsidiaries and associates			(175,081)	(1,354,743)

Net cash used in investing activities			(1,646,076)	(3,447,696)

Cash flows from financing activities
Proceeds from borrowings			88,679,688	10,762,911
Repayment of borrowings			(89,783,689)	(9,614,645)
Issuance of bonds			8,589,658	4,621,474
Repayment of bonds			(8,598,169)	(3,943,679)
Dividends paid	22		(347,870)	(297,909)

Net cash provided by (used in) financing activities			(1,460,382)	1,528,152

Effects from changes in foreign currency exchange rate for cash and cash equivalents			18,514	(107,781)

Net increase (decrease) in cash and cash equivalents			3,429,981	(427,992)
Cash and cash equivalents at beginning of period			2,019,774	2,641,339

Cash and cash equivalents at end of period	40	(Won)	5,449,755	2,213,347

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Notes to the Separate Interim Financial Statements

June 30, 2012

(Unaudited)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with Korea Development Bank Act of the Republic of Korea to finance and manage major industrial projects to expedite industrial development and enhance the national economy.

The Bank is engaged in the banking industry under the Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

The Bank is a fully-owned subsidiary of the KDB Finance Group (“KDBFG”), which is owned by Korea government and Korea Finance Corporation (“KoFC”), and its capital stock amounts to (Won) 9,251,861 million as of June 30, 2012.

The Bank’s head office is located in Yeouido-dong, Yeongdeungpo-gu, Seoul and its service network is as follows:

	Head Office	Domestic branches	Overseas branches	Overseas subsidiaries	Overseas Representative offices	Total
KDB	1	68	7	6	3	85

2. Basis of Preparation

(1) Statement of compliance

The separate interim financial statements of the Bank have been prepared under Korea International Financial Reporting Standards (“K-IFRS”) in accordance with the Act of External Audits of corporations in the republic of Korea, Article 13(1)(1).

These interim financial statements are separate interim financial statements prepared in accordance with K-IFRS No.1027 Consolidated and Separate Financial Statements presented by a parent, an investor in an associate or a venturer in a jointly controlled entity, in which the investments are accounted for on the basis of the direct equity interest rather than on the basis of the reported results and net assets of the investees.

These interim financial statements were prepared in accordance with K-IFRS No. 1034, Interim Financial Reporting as part of the period covered by the Bank’s K-IFRS annual separate financial statements.

(2) Basis of measurement

The interim financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments at fair value through profit or loss measured at fair value

•	Available-for-sale financial instruments measured at fair value

•	Liabilities for defined benefit plans are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets and unrecognized past service costs

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(3) Functional and presentation currency

These financial statements are presented in Korean won (“(Won)”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(4) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are evaluated on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future years affected.

Information about critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the separate interim financial statements is included in the following notes:

•	Note 3.(6)—Impairment of financial assets

•	Note 3.(15)—Employee benefits

Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year are included in the following notes:

•	Note 8—Loans and allowance for possible loan loss

•	Note 19—Defined benefit liabilities

•	Note 20—Provisions

3. Significant Accounting Policies

(1) Investments in subsidiaries and associates

The accompanying interim financial statements is the separate financial statements presented by a parent or an investor with joint control of, or significant influence over, an investee, in which the investments are accounted for at cost, not based on performance and net asset which is reported, in accordance with K-IFRS No.1027 Consolidated and Separate Financial Statements. On the other hand, the dividends received from subsidiaries and associates are recognized as income when the right to receive the dividends is established.

(2) Operating segments

An operating segment is a component of the Bank that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Bank’s other components. Segment results that are reported to the chief operating decision maker include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Unallocated items comprise mainly corporate assets (primarily the Bank’s headquarters), head office expenses, and income tax assets and liabilities. The Bank’s chief operating decision maker makes decisions about resources to be allocated to the segment and assess its performance, and makes strategic decisions.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(3) Foreign currency

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the respective functional currencies of Bank entities at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on translation are recognized in profit or loss, except for differences arising on the translation of available-for-sale equity instruments, a financial liability designated as a hedge of the net investment in a foreign operation, or in a qualifying cash flow hedge, which are recognized in other comprehensive income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

The assets and liabilities of foreign operations are translated to presentation currency at exchange rates at the reporting date. The income and expenses of foreign operations are translated to functional currency at exchange rates at the dates of the transactions. Foreign currency differences are recognized in other comprehensive income.

Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition of that foreign operation is treated as assets and liabilities of the foreign operation. Thus they are expressed in the functional currency of the foreign operation and translated at the closing rate.

When a foreign operation is disposed of, the relevant amount in the translation is transferred to profit or loss as part of the profit or loss on disposal. In any other partial disposal of a foreign operation, the relevant proportion is reclassified to profit or loss.

(iii) Foreign exchange of net investment in foreign operations

Foreign exchange gain or loss arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in the foreign operation, are recognized in other comprehensive income in the translation reserve. Any foreign exchange differences which have been incurred from these monetary assets and liabilities are presented in other comprehensive income and will be reclassified to the net income when they are sold.

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Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(4) Cash and cash equivalents

Cash and cash equivalents comprise balances with less than three months’ maturity from the date of acquisition, including cash on hand, deposits held at call with banks and other short-term highly liquid investments with original maturities of three months or less.

(5) Non-derivative financial assets

The Bank recognizes and measures non-derivative financial assets by the following four categories: financial assets at fair value through profit or loss, held to maturity investments, loans and receivables and available-for-sale financial assets. The Bank recognizes financial assets in the statement of financial position when the Bank becomes a party to the contractual provisions of the instrument.

Upon initial recognition, non-derivative financial assets are measured at their fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the asset’s acquisition or issuance.

(i) Financial assets at fair value through profit or loss

A financial asset is classified as fair value through profit or loss if it is classified as held for trading or is designated as such upon initial recognition. Financial assets at fair value through profit or loss (“FVTPL”) are measured at fair value upon initial recognition and changes therein are recognized in profit or loss. Upon initial recognition, attributable transaction costs are recognized in profit or loss as incurred.

(ii) Held-to-maturity financial assets

If the non-derivative assets have a fixed maturity with fixed or determinable payments, and the Bank has the positive intent and ability to hold them until maturity, then such financial assets are classified as held to maturity. Subsequent to initial recognition, held to maturity financial assets are measured at amortized cost using the effective interest rate method.

(iii) Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest method. Interest income on financial investments is recognized using the effective interest rate (“EIR”), except short-term receivables, which is not significantly relevant from the EIR method.

(iv) Available-for-sale financial assets

Available-for-sale financial assets are those non-derivative financial assets that are designated as available-for-sale or are not classified as financial assets at fair value through profit or loss, held to maturity investments or loans and receivables. Subsequent to initial recognition, they are measured at fair value, which changes in fair value, net of any tax effect, recorded in other comprehensive income in equity. Investments in equity instruments that do not have a quoted market price in an active market and whose fair value cannot be reliably measured and derivatives that are linked to and must be settled by delivery of such unquoted equity instruments are measured at cost. Accumulated other comprehensive income previously recognized in equity is

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

recognized in the statement of comprehensive income when the investment is disposed of or impairment loss for the investment is recognized. Dividends earned whilst holding financial investments available-for-sale are recognized in the statement of comprehensive income when the right to receive the payment has been established.

(v) De-recognition of financial assets

The Bank de-recognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Bank is recognized as an asset or liability.

If the Bank retains substantially all the risks and rewards of ownership of the transferred financial assets, the Bank continues to recognize the transferred financial assets and recognizes financial liabilities for the consideration received.

(vi) Offsetting between financial assets and financial liabilities

Financial assets and financial liabilities are offset and the net amount is presented in the statement of financial position only when the Bank currently has a legally enforceable right to offset the recognized amounts, and there is the intention to settle on a net basis or to realize the asset and settle the liability simultaneously.

(6) Impairment of financial assets

A financial asset not carried at fair value through profit or loss is assessed at each reporting date to determine whether there is objective evidence that it is impaired. A financial asset is impaired if objective evidence indicates that a loss event has occurred after the initial recognition of the asset, and that the loss event had a negative effect on the estimated future cash flows of that asset that can be estimated reliably. However, loss expected as a result of future events, regardless of likelihood, are not recognized.

If there is objective evidence for impairment, impairment loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows.

(i) Impairment of loans and receivables

The Bank assesses at each reporting date whether there is objective evidence that a loan is impaired. If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured as the difference between the loans’ carrying amount and the present value of estimated future cash flows, which is discounted using the initial effective interest rate (“EIR”). The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognized in the statement of comprehensive income.

The Bank first assesses whether objective evidence of impairment exists for individual loan that is significant (“individual assessment”). If the Bank determines that no objective evidence of impairment exists for an individually assessed loan, the Bank includes the loan in a group of loans with similar credit risk characteristics and collectively assesses them for impairment (“collective assessment”).

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Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

When an individual loan is impaired, the amount of loss is measured as the difference between the carrying amount and the present value of estimated future cash flows (including estimated future cash flows from its collateral). In collective assessments, the amount of loss is statistically evaluated using the Bank’s historical loss data.

The present value of estimated future cash flows is measured using the loan’s initial EIR. If the loan has a floating interest rate, the Bank uses the current EIR for the measurement. Future cash flows from collateral are estimated at net cash flow from disposal of collateral (deducting transaction cost).

For the purpose of a collective assessment of impairment, loans are analyzed on the basis of the Bank’s internal credit rating system that considers credit risk characteristics such as asset type, industry, geographical location, collateral type, past-due status and other relevant factors.

Future cash flows of the loans collectively assessed are estimated on the basis of historical loss experience for loans with similar credit risk characteristics. Historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions on which the historical loss experience is based and to remove the effects of conditions in the historical period that no longer exists. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred loss in the Bank and their magnitude). The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

(ii) Impairment of available-for-sale financial assets

The Bank assesses at each reporting date whether there is objective evidence that an investment is impaired. If any such evidence exists, the amount recorded for impairment is the cumulative loss measured as the difference between the acquisition cost (or amortized cost for debt instrument) and current fair value, less any impairment loss on that investment previously recognized in profit or loss. Impairment loss on equity securities are not reversed through profit or loss. If, in a subsequent period, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the financial assets available-for- sale.

(iii) Impairment of held-to-maturity financial assets

The Bank assesses individually at each reporting date whether there is objective evidence that a held to maturity financial asset is impaired. If any such evidence exists, the amount of loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial EIR. The amount of loss is recognized in the statement of comprehensive income. If, in a subsequent period, the fair value of a financial assets held to maturity increases and the increase can be objectively related to an event occurring after the impairment was recognized, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the financial assets held to maturity.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(iv) Loss events of financial assets

Objective evidences that a financial asset is impaired include the following loss events:

•	Significant financial difficulty of the issuer or obligor

•	A breach of contract, such as a default or delinquency in interest or principal payments

•	The lender, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider

•	It becoming probable that the borrower will enter bankruptcy or other financial reorganization

•	The disappearance of an active market for that financial asset because of financial difficulties

•

Observable data indicating that there is a measurable decrease in the estimated future cash flows from a group of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the group

(7) Derivative financial instruments including hedge accounting

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge and the method that will be used to assess the effectiveness of the hedging relationship. Subsequent to initial recognition, derivatives are measured at fair value, and changes therein are either recognized in profit or loss or, when the derivatives are designated in a hedging relationship and the hedge is determined to be an effective hedge, other comprehensive income.

(i) Hedge accounting

Derivative instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives. A fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognised firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss. For trading purpose derivatives transaction, changes in the fair value of derivatives are recognized in net income.

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge and the method that will be used to assess the effectiveness of the hedging relationship. Also, at the inception of the hedge relationship, a formal assessment is undertaken to ensure the hedging instrument is expected to be highly effective in offsetting the designated risk in the hedged item and actual result was so.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognized in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of

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Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

the hedged item attributable to the risk hedged is recorded as part of the carrying value of the hedged item and is also recognized in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognized directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognized immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the hedged forecasted transaction is ultimately recognized in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

(ii) Embedded derivative instruments

Derivatives embedded in other financial instruments are treated as separate derivatives and recorded at fair value if their economic characteristics and risks are not clearly and closely related to those of the host contract and the host contract is not itself held for trading or designated at fair value through profit or loss. Unless the Bank aggregately designates the host contract and embedded derivative as financial instrument at fair value through profit or loss. These embedded derivatives separated from the host contract are carried at fair value and changes in their fair value are recognized in profit or loss.

(iii) Other derivative financial instruments

Changes in the fair value of other derivative financial instrument not designated as a hedging instrument are recognized immediately in profit or loss.

(8) Fair value of financial instruments

The fair value of financial instruments that are traded in active markets is determined by referencing quoted market prices at each reporting date. For financial instruments not traded in an active market, the fair value is determined using appropriate valuation techniques. Such techniques may include discounted cash flow analysis or other valuation methods.

The Bank’s policies for measuring fair value of financial instruments are as follows:

•

Loans: The fair value of loans is estimated future cash flows reflecting premature redemption ratio, using the market discounted interest rate, which is adjusted by credit spread considering the probability of default. For the loans with credit line facilities, short-term loans with three-month maturity or less, and impaired loans, the Bank regards their carrying amount as fair value.

•	Held-to-maturity financial assets: The Bank uses the fair value measured by appraisal agencies for financial assets held to maturity.

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Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

•

Deposits: The fair value of deposits is estimated using discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank considered their carrying amount as fair value.

•

Borrowings: For borrowings that have a short term maturity (less than three months) and borrowings with floating rate readjustment period of less than three months, it is assumed that the carrying amounts approximate to their fair value. The estimated fair value of fixed interest bearing borrowings is based on and discounted cash flows using prevailing money-market interest rates for debts with similar credit risk and maturity.

•

Bonds: The fair values of bonds issued are determined based on quoted market prices. For those bonds issued where quoted market prices are not available, a discounted cash flow model is used based on a current interest rate yield curve appropriate for the remaining term to maturity and credit spreads.

•

The Bank defines quoted market prices in active markets into Level 1, the fair value determined using appropriate valuation techniques with observable market data into Level 2 and the fair value Determined using valuation techniques with unobservable market data into Level 3.

(9) Day one profit or loss recognition

In cases where fair value is determined using data, which is not observable in the market, the difference between the transaction price and initial value is amortized in the statement of comprehensive income by using straight line method over time on an appropriate basis.

(10) Property and equipment

The Bank’s property and equipment is recognized at the carrying amount as costs less accumulated depreciation and accumulated impairment in value. Costs include the expenditures directly related to cost of acquisition.

Subsequent costs are recognized in the asset’s carrying amount at cost or, if appropriated as separate items if it is probable that future economic benefits associated with the item will flow to the Bank and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to allocate their cost to their residual values over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Leasehold improvements	4
Movable property	4

Property and equipment is impaired when its carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and makes adjustments to its useful life when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognized in non-operating income (expense) in the statement of comprehensive income.

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Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(11) Investment property

The Bank classifies property held for the purpose of rental income or benefiting from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognized either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment properties.

Depreciation of investment property is calculated using the straight-line method over their estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(12) Intangible assets

An intangible asset is recognized only when its cost can be measured reliably and it is probable that the expected future economic benefits that are attributable to it will flow to the Bank. If the intangible assets are acquired separately, they are initially recognized as acquisition cost and subsequently recognized as cost less accumulated depreciation and accumulated impairment.

Intangible assets with finite lives are amortized over the useful economic life using straight line method over 4 to 30 years. The Bank reviews intangible assets for impairment annually if events or changes in circumstances indicate that the carrying amount may not be recoverable. Intangible assets are de-recognized when it has been disposed of or when no future economic benefit is expected from disposal or usage.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

(13) Impairment of non-financial assets

The Bank tests annually whether the non-financial assets suffered any impairment. Assets that have an indefinite useful life are tested annually for impairment. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years.

(14) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities in accordance with the substance of the contractual arrangement and the definitions of financial liabilities. The Bank recognizes financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss in the current year include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as held for trading if they are acquired for the purpose of repurchasing in the near term. Derivative financial instruments presented in the statement of financial position include derivative financial instruments that are designated as hedging instruments in hedge relationships. The Bank’s management may only designate a financial liability designated at fair value through profit or loss upon initial recognition when a judgment is made that such classification provides more useful information. Gain or loss from financial liabilities at fair value through profit or loss are credited or charged to current operation results.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognized initially at fair value, net of transaction costs incurred. They are subsequently carried at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the statement of comprehensive income over the period of the other financial liabilities using the EIR.

Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates.

(iii) De-recognition of financial liabilities

A financial liability is de-recognized when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a de-recognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognized in profit or loss.

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Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(15) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled within 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined benefit plans

The liability recognized in the statement of financial position in respect to the defined benefit pension plans is the present value of the defined benefit obligation at the date of the statement of financial position less the fair value of plan assets, together with adjustments for unrecognized actuarial gains or losses and past service costs. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity similar to the terms of the related pension liability.

Actuarial gains and losses arising from adjustments and changes in actuarial assumptions and actual results are recognized as income or expense in the current year.

(16) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(17) Financial guarantees

Financial guarantee contracts are contracts that require the issuer to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS No. 1037 Provisions, Contingent Liabilities and Contingent Assets and

•	The initial amount less amortization of fees recognized in accordance with K-IFRS No. 1018 Revenue.

(18) Securities under resale or repurchase agreements

Securities purchased or sold under agreements to resell or repurchase are recorded as loans and receivables or borrowings, and the related interest from those securities is recorded as interest income or expense, respectively.

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June 30, 2012

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(19) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest rate is the rate that exactly discounts the estimated future cash payments and receipts through the expected life of the financial asset or liability to the carrying amount of the financial asset or liability.

When calculating the effective interest rate, the Bank estimates future cash flows considering all contractual terms of the financial instrument, but not future credit loss. The calculation of the effective interest rate includes all fees and points paid or received that are an integral part of the effective interest rate. Transaction costs include incremental costs that are directly attributable to the acquisition or issue of a financial asset or liability.

Once an impairment loss has been recognized on a loan, although the accrual of interest in accordance with the contractual terms of the instrument is discontinued, interest income is recognized on the rate of interest that was used to discount future cash flow for the purpose of measuring the impairment loss.

(20) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. When financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period of time such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS No. 1039 Financial Instrument: Recognition and Measurement, is not applied for the commitment, the related loan commitment fees are recognized over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(21) Dividend income

Dividend income is recognized when the Bank’s right to receive the payment is established.

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Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

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(22) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive income.

The Company and its two subsidiaries file consolidated tax returns and are considered as one tax-paying entity pursuant to related regulations. Therefore, the Company files its national income tax return with the Korean tax authorities under the consolidated corporate tax system, which allows it to make income tax payments based on the combined profits or loss of the Company and its wholly owned domestic subsidiaries. Deferred income taxes are measured based on the future tax benefits expected to be realized in consideration of the expected combined profits or loss of eligible companies in accordance with the consolidated corporate tax system. Consolidated corporate tax amounts, once determined, are allocated to each of the subsidiaries and are used as a basis for the income tax to be recorded in their respective financial statements.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, and interests in joint ventures, except to the extent that the Bank is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in subsidiaries and associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred income tax assets and deferred income tax liabilities reflects the tax consequences that would follow from the manner in which the Bank expects, at the end of the reporting period to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduces the carrying amount to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are offset only if there is a legally enforceable right to offset the related current income tax liabilities and assets, and they relate to income tax levied by the same tax authority and they intend to settle current income tax liabilities and assets on a net basis.

Additional income taxes arising from dividend payments are recognized when expenses related to dividend payments are recognized.

(23) Accounting for trust accounts

Assets held in an agency or trust management capacities are not included in the separate financial statement in accordance with the Capital Market and Financial Investment Business Act, as they are not owned by the Bank. The Bank recognizes trust fees earned from the trust accounts as income from trust operations.

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Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

When a loss is incurred arising from trust accounts where the Bank provided a guarantee of principal or principal and interest repayment, the loss is recognized as a loss from trust operations.

(24) Regulatory reserve for loan loss

In the case that the total sum of allowance for possible loan loss does not meet the amount prescribed in the Regulations on supervision of Banking Business, Regulations on Supervision of Credit Finance Service, and Regulations on Financial Investment Business, the Bank is to record the difference, if any, at the reporting date as a regulatory reserve for possible loan loss.

In the case that the amount of existing regulatory reserve for loan loss is greater than the amount needed to be set aside as at the reporting date, the difference, if any, shall be reversed, and when the undisposed deficit exist, the regulatory reserve for loan loss can be laid aside from the time when the undisposed deficit are disposed.

The transferred (reversed) amount of regulatory reserve for loan loss during the settlement year, net income after subtracting (adding) the transferred (reversed) amount of reserve for loan loss and earnings per share are disclosed in the Notes.

(25) Earnings per share

The Bank represents its diluted and basic earnings per ordinary share in separate comprehensive statement of income. Basic earnings per share amounts are calculated by dividing net profit for the period attributable to ordinary share holders of the Bank by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share amounts are calculated by adjusting net profit attributable to ordinary shareholders of the Bank for basic earnings considered potential ordinary shares with dilution effect and weighted average number of ordinary shares outstanding.

(26) Changes in accounting policies

(i) Disclosure of financial instrument

As the Bank adopted amendments to K-IFRS No. 1107 Financial Instrument: Disclosure as of January 1, 2012, it is required to disclose the description of the nature of the transferred assets, nature of risk and rewards for transfers of financial assets. Any gain or loss from the entity’s continuing involvement in the derecognized financial assets requires additional disclosures.

(27) New standards and interpretations not yet adopted

The following new standards, interpretations and amendments to existing standards have been published that are mandatory for the Bank for annual periods beginning after January 1, 2012, and the Bank has not early adopted them.

(i) Amendments to K-IFRS No. 1019 Employee Benefits

The standard requires recognition of actuarial gain and loss immediately in other comprehensive income and to calculate expected return on plan assets based on the rate used to discount the defined benefit obligation. The standard will be applied retrospectively for the Bank’s annual periods beginning on or after January 1, 2013.

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Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

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(ii) K-IFRS No. 1113 Fair Value Measurement

The standard defines fair value and a single framework for fair value, and requires disclosures about fair value measurements. The standard will be applied prospectively for the Bank’s annual periods beginning on or after January 1, 2013. Management believes the impacts of the amendments on the Bank’s financial statements will not be significant.

4. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012		December 31, 2011
Cash	(Won)	71,644	91,476
Due from banks:
Due from bank of Korea		717,163	262,554
Other Due from banks in Korean Won		94,034	88,464
Due from banks in foreign currencies/off-shores		2,265,112	1,523,345

		3,076,309	1,874,363
Provisions		(110)	—

	(Won)	3,147,843	1,965,839

(2)	Restricted due from banks as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012		December 31, 2011
Deposits with Bank of Korea (“BOK”)	(Won)	821,956	353,639
Reserve for payment of principal on behalf of SPC		93,765	88,050
Others		89,881	66,215

	(Won)	1,005,602	507,904

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

5. Financial Assets Held-for-Trading

(1)	Financial assets held-for-trading as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012		December 31, 2011
Financial assets held-for-trading denominated in Korean won:
Equity securities	(Won)	17,721	2,621
Debt securities:
Government bonds		1,342,710	847,204
Financial bonds		482,279	131,314
Corporate paper		19,709	88,677

		1,844,698	1,067,195
Beneficiary certificates		—	1,452,781

		1,862,419	2,522,597

Financial assets held-for-trading denominated in foreign currencies / off-shores:
Equity securities		6,200	3,988
Debt securities		28,160	13,833
Others		—	45,491

		34,360	63,312

Loaned financial assets held-for-trading (debt securities)		10,033	—

	(Won)	1,906,812	2,585,909

(2)	The details of debt securities in financial assets held-for-trading as of June 30, 2012, and December 31, are as follows:

(In millions of won)	June 30, 2012
	Face value		Acquisition cost	Fair Value (Carrying amount)
Government bonds	(Won)	1,342,000	1,352,473	1,342,710
Financial bonds		482,000	483,694	482,279
Corporate paper		20,000	19,706	19,709
Debt securities in foreign currency		28,154	27,987	28,160
Loaned financial assets held-for-trading		10,000	9,962	10,033

	(Won)	1,882,154	1,893,822	1,882,891

(In millions of won)	December 31, 2011
	Face value		Acquisition cost	Fair Value (Carrying amount)
Government bonds	(Won)	840,000	849,767	847,204
Financial bonds		132,000	132,094	131,314
Corporate paper		90,000	88,671	88,677
Debt securities in foreign currency		13,840	13,121	13,833

	(Won)	1,075,840	1,083,653	1,081,028

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

Debt securities in Korean won are measured at the lower of fair values provided by KIS Bonds Pricing Inc. and Korea Asset Pricing Co. Debt securities in foreign currency are measured at the lower of the fair values provided by NICE Bonds Pricing Services Inc. and the Korea Asset Pricing Co.

6. Available-for-Sale Financial Assets

(1)	Available-for-sale financial assets as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012		December 31, 2011
Financial investments available-for-sale denominated in Korean won:
Equity securities	(Won)	2,610,987	2,810,301
Debt securities:
Government bonds		572,167	842,553
Financial bonds		3,058,478	4,027,149
Corporate bonds		11,310,947	12,482,509
Others		481,463	453,519

		15,423,055	17,805,730
Beneficiary certificates		5,249,975	729,811

		23,284,017	21,345,842

Financial investments available-for-sale denominated in foreign currencies:
Equity securities		45,273	22,138
Debt securities		4,060,489	4,089,237
Others		241,224	194,622

		4,346,986	4,305,997

Loaned available-for-sale financial assets (debt securities)		—	61,699

	(Won)	27,631,003	25,713,538

Equity securities with no quoted market prices in active markets and for which the fair value cannot be measured reliably are recorded at cost amounting to (Won)210,373 million as of June 30, 2012 ((Won)208,322 million as of December 31, 2011).

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(2)	Changes in available-for-sale financial assets for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	2012		2011
Beginning balance	(Won)	25,713,538	22,676,895
Acquisition		21,663,087	12,733,336
Disposal (sale or redemption)		(19,708,004)	(10,524,870)
Change due to amortization		13,238	2,189
Unrealized change in fair value recorded in equity		95,595	(111,167)
Impairment loss		(74,665)	(25,702)
Reclassification		(1,180)	(53,141)
Foreign exchange differences		(105,807)	(157,785)
Others(*1)		35,201	—

Ending balance	(Won)	27,631,003	24,539,755

(*1)	Represents available-for-sale equity securities investments acquired in 2012 by converting convertible bonds under Company Restructuring Promotion Act.

(3)	Equity securities available-for-sale with disposal restrictions as of June 30, 2012, and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012
Company	Number of shares	Carrying amount		Restricted period
Pantech Co., Ltd.	249,427,382	(Won)	109,997	Subject to shareholders’ committee’s decision
Chinhung International Inc.	37,516,000		19,133	Until March 31, 2013
Daehan Shipbuilding Co., Ltd.	14,753,600		103,792	Until December 31, 2013
KUMHO Tire Co., Inc.	13,161,600		155,412	Until December 31, 2014
Ssangyong Cement Industry Co., Ltd.	11,090,842		47,979	Undecided
Taesan LCD Co., Ltd.	7,027,574		6,444	Until December 31, 2013
KUMHO Industrial Co., Ltd	8,910,453		47,671	Until December 31, 2014
Hanchang Paper Co., Ltd.	6,409,200		3,480	Until December 31, 2012
Kumho Petrochemical	4,281,715		454,024	Until May 3, 2013
Jaeyoung Solutec Co., Ltd.	1,962,000		1,844	Until December 31, 2012
Hanil Engineering & Construction Co., Ltd	909,600		1,110	Until December 31, 2014
Young Gwang Stainless Co., Ltd.	413,000		681	Until December 31, 2012
Namkwang Engineering & Construction	341,447		939	Until March 31, 2013
Daewoo Electronics Corp.	12,063		1,817	Until March 31, 2013

	356,216,476	(Won)	954,323

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(In millions of won)	December 31, 2011
Company	Number of shares	Carrying amount		Restricted period
Pantech Co., Ltd.	249,427,382	(Won)	108,501	Subject to shareholders’ committee’s decision
Daehan Shipbuilding Co., Ltd.	14,753,600		109,634	Until December 31, 2013
KUMHO Tire Co., Inc.	13,161,600		115,282	Until December 31, 2014
Ssangyong Cement Industry Co., Ltd.	11,090,842		44,740	Undecided
Taesan LCD Co., Ltd.	7,027,574		7,772	Until December 31, 2013
KUMHO Industrial Co., Ltd	6,633,608		40,133	Until December 31, 2014
Hanchang Paper Co.	6,409,200		3,237	Until December 31, 2012
Kumho Petrochemical	4,281,715		590,984	Until May 3, 2013
Jaeyoung Solutec Co., Ltd	1,962,000		1,283	Until December 31, 2012
MB SHIROYAMA CO., LTD.	480,975		345	Until January 12, 2012
Hanil Engineering & Construction Co., Ltd	909,600		1,519	Until December 31, 2014
Young Gwang Stainless Co., Ltd.	413,000		681	Until December 31, 2012
Daewoo Electronics Corp.	12,063		1,790	Until March 31, 2013

	316,563,159	(Won)	1,025,901

(4)	The details of debt investments-available-for-sale as of June 30, 2012, and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012
	Face value		Acquisition cost	Fair value (Carrying amount)
Government bonds	(Won)	568,464	572,632	572,167
Financial bonds		3,050,000	3,060,960	3,058,478
Corporate paper		11,409,169	11,407,794	11,310,947
Financial assets held-for-trading denominated in foreign currencies		4,609,352	4,713,891	4,060,489
Others		614,388	265,259	481,463

	(Won)	20,251,373	20,020,536	19,483,544

(In millions of won)	December 31, 2011
	Face value		Acquisition cost	Fair value (Carrying amount)
Government bonds	(Won)	808,048	850,285	842,553
Financial bonds		4,020,000	4,036,573	4,027,149
Corporate paper		12,638,672	12,634,175	12,482,509
Financial assets held-for-trading denominated in foreign currencies		4,862,584	4,950,270	4,089,237
Loaned debt securities		60,000	62,385	61,699
Others		614,388	265,259	453,519

	(Won)	23,003,692	22,798,947	21,956,666

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

Debt securities in Korean won are measured at the lower of fair values provided by KIS Bonds Pricing Inc. and Korea Asset Pricing Co. Debt securities in foreign currency are measured at the lower of the fair values provided by NICE Bonds Pricing Services Inc. and the Korea Asset Pricing Co.

7. Held-to-Maturity Financial Assets

(1)	Held-to-maturity financial assets as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012			December 31, 2011
	Amortized cost		Fair value	Amortized cost	Fair value
Held-to-maturity financial assets in Korean won:
Government and public bonds	(Won)	7,233	7,222	9,266	9,250
Corporate bonds		88,200	89,551	100,600	102,113
Others		975	976	978	978

	(Won)	96,408	97,749	110,844	112,341

(2)	Changes in Held-to-maturity financial assets for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	2012		2011
Beginning balance	(Won)	110,844	137,695
Acquisition		884	1,277
Disposal (sale or redemption)		(15,492)	(13,696)
Change due to amortization		172	(107)

Ending balance	(Won)	96,408	125,169

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

8. Loans and Allowance for Possible Loan Losses

(1)	Loans as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012			December 31, 2011
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	(Won)	19,202,841	18,914,444	17,831,132	17,626,321
Loans for facility development		29,854,005	30,150,292	28,189,410	28,390,219
Loans for households		633,585	654,237	323,691	333,985
Inter-bank loans		650,491	608,043	581,865	549,002

		50,340,922	50,327,016	46,926,098	46,899,527

Loans in foreign currencies:
Loans		12,337,262	12,446,407	12,988,603	13,070,379
Inter-bank loans		1,482,565	1,483,696	1,906,361	1,906,281
Loans borrowed from overseas financial institution		295,844	301,455	328,521	333,233
Off-shore loans receivables		5,545,017	5,682,149	4,809,746	4,905,964

		19,660,688	19,913,707	20,033,231	20,215,857

Other loans receivables:
Bills bought in foreign currency		1,747,048	1,738,266	1,890,729	1,881,596
Advance payments on acceptances and guarantees		111,159	100,216	68,426	66,000
Privately-placed corporate bonds		5,741,490	5,758,349	5,704,030	5,687,223
Others		8,410,340	8,370,509	6,758,141	6,742,967

		16,010,037	15,967,340	14,421,326	14,377,786

		86,011,647	86,208,063	81,380,655	81,493,170

Less:
Allowance for possible loan loss		(809,198)		(865,254)
Present value discount		(57,342)		(69,946)
Deferred loan origination costs and fees		(21,067)		(30,661)

	(Won)	85,124,040		80,414,794

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(2)	Changes in allowance for loan loss for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	2012
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currency	Private placed corporate bonds	Others	Total
Beginning balance	(Won)	306,430	177,551	722	146,126	180,906	53,519	865,254
Provision for loan loss		129,899	4,966	777	33,372	26,144	15,720	210,878
Foreign exchange differences		—	—	—	(63)	—	—	(63)
Others		(98,088)	(46,481)	—	(24,448)	(92,826)	(5,028)	(266,871)

Ending balance	(Won)	338,241	136,036	1,499	154,987	114,224	64,211	809,198

(In millions of won)	2011
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currency	Private placed corporate bonds	Others	Total
Beginning balance	(Won)	403,465	154,547	46	230,978	235,739	120,631	1,145,406
Provision for (reversal of allowance for) loan loss		38,593	44,295	6	32,798	16,131	(59,256)	72,567
Foreign exchange differences		—	—	—	(4,205)	—	(10)	(4,215)
Others		(1,055)	(3,064)	(1)	2,210	(5,121)	(9,835)	(16,866)

Ending balance	(Won)	441,003	195,778	51	261,781	246,749	51,530	1,196,892

(3)	Losses related to loans for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for loan loss	(Won)	(104,550)	(210,878)	(46,873)	(72,567)
Loss on disposal of loan		(239,037)	(238,549)	(71,131)	(66,487)

	(Won)	(343,587)	(449,427)	(118,004)	(139,054)

(4)	Changes in loan origination cost (fees) for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	2012		2011
Beginning balance	(Won)	(30,661)	(25,497)
Increase in loan origination costs and fees		4,561	(13,629)
Decrease in loan origination costs and fees		5,033	5,592

Ending balance	(Won)	(21,067)	(33,534)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

9. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging fair value risk related to changes in fair value of the underlying assets and liabilities.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currency by changing in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The notional amounts outstanding for derivatives contracts and the fair value of the derivative financial instruments as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012
	Notional amounts			Fair value (Carrying amount)
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest	(Won)	196,125,970	196,975,072	1,717,179	1,652,927
Currency		56,714,871	52,929,418	2,278,382	1,951,554
Stock		261,083	573,772	6,291	11,204
Commodities		711,953	711,953	23,097	23,096
Embedded derivatives		306,872	—	146,116	—
Allowance and other adjustment		—	—	(23,315)	1,581

		254,120,749	251,190,215	4,147,750	3,640,362

Hedging purpose derivative financial instruments:
Interest		11,680,007	11,680,007	619,652	52,174
Currency		6,687,655	6,561,115	405,459	174,648
Allowance and other adjustment		—	—	8,111	875

		18,367,662	18,241,122	1,033,222	227,697

	(Won)	272,488,411	269,431,337	5,180,972	3,868,059

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(In millions of won)	December 31, 2011
	Notional amounts			Fair value (carrying amount)
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest	(Won)	184,515,634	185,305,873	1,645,241	1,660,279
Currency		58,529,502	56,874,593	2,772,533	2,419,664
Stock		345,923	569,890	8,333	24,727
Commodities		614,478	614,478	24,390	24,390
Embedded derivatives		391,822	—	85,792	—
Allowance and other adjustments		—	—	(25,253)	1,305

		244,397,359	243,364,834	4,511,036	4,130,365

Hedging purpose derivative financial instruments:
Interest		12,627,955	12,627,955	613,357	55,174
Currency		5,128,962	4,870,341	465,364	101,277
Allowance and other adjustments		—	—	7,338	2,448

		17,756,917	17,498,296	1,086,059	158,899

	(Won)	262,154,276	260,863,130	5,597,095	4,289,264

10. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)		June 30, 2012		December 31, 2011
Subsidiaries	KDB Asia Ltd.	(Won)	214,807	214,807
	KDB Ireland Ltd.		62,389	62,389
	UzKDB Bank		18,634	18,634
	RBS Uz		18,730	18,730
	KDB Hungary Ltd.		151,952	151,952
	Banco KDB Do Brazil S.A		99,531	99,531
	Korea Infrastructure Fund		34,413	36,232
	KDB Consus Value PEF		256,563	254,828
	KDB Value PEF III		44,286	42,419
	KDB Value PEF VI		2,300,700	2,228,660
	KDB Turn Around		72,816	64,436
	Components and Materials M&A PEF		165,756	116,441
	KoFC-KDB Materials and Components Investment
	Fund		25,000	25,000
Others			—	1,868

			3,465,577	3,335,927

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(In millions of won)		June 30, 2012		December 31, 2011
Associates
	Daewoo Shipbuilding & Marine Engineering Co., Ltd.		1,040,486	1,040,486
	GM Korea Company		287,774	287,774
	Korea BTL Fund No. 1		259,551	252,997
	Korea Railroad Fund I		178,179	172,179
	KDB electronic power PEF		125,358	149,858
	Korea Infrastructure Fund II		128,013	125,347
	Korea Education Fund		88,802	84,211
Others			250,655	247,988

			2,358,818	2,360,840

		(Won)	5,824,395	5,696,767

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2012 is as follows:

(In millions of won)	Market value		Carrying amount
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	(Won)	1,567,431	1,040,486

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012
	Country	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Ownership (%)
Subsidiaries :
KDB Asia Ltd.	Hongkong	Finance	(Won)	854,056	595,258	258,798	21,570	8,015	100.00
KDB Ireland Ltd.	Ireland	Finance		378,205	303,128	75,077	11,119	2,244	100.00
UzKDB Bank	Uzbekistan	Finance		378,754	335,725	43,029	10,113	5,886	61.11
RBS Uz	Uzbekistan	Finance		753,775	725,431	28,344	8,095	2,395	82.35
KDB Hungary Ltd.	Hungary	Finance		753,875	618,713	135,162	111,514	4,311	100.00
Banco KDB Do Brazil S.A	Brazil	Finance		324,861	288,942	35,919	41,227	269	100.00
Korea Infrastructure Fund	Korea	Financial Investment		36,694	14	36,680	1,331	1,139	85.00
KDB Consus Value PEF	Korea	Financial Investment		10,426,448	9,780,803	645,645	1,456,570	(7,690)	40.59
KDB Value PEF III	Korea	Financial Investment		54,139	129	54,009	184	(2,083)	100.00
KDB Value PEF VI	Korea	Financial Investment		12,498,996	7,901,043	4,597,953	3,893,016	(33,642)	99.84
KDB Turn Around	Korea	Financial Investment		295,926	292,067	3,859	246,037	(537)	95.17
Components and Materials M&A PEF	Korea	Financial Investment		193,732	425	193,307	1,130	(6)	88.33
KoFC-KDB Materials and Components Investment Fund No. 1	Korea	Financial Investment		50,020	255	49,765	461	(51)	50.00

Associates :
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	Manufacturing	(Won)	15,759,988	11,207,416	4,552,572	7,057,894	180,105	31.26
GM Korea Company	Korea	Manufacturing		11,168,464	8,858,228	2,310,236	4,057,855	46,193	17.02
Korea BTL Fund I	Korea	Financial Investment		635,132	445	634,687	17,531	16,570	41.67
KDB electronic power PEF	Korea	Financial Investment		245,891	3,478	242,413	3,609	3,452	50.00
Korea Infrastructure Fund II	Korea	Financial Investment		618,442	132,689	485,753	22,604	16,220	26.67
Korea Education Fund	Korea	Financial Investment		180,403	8	180,395	4,851	4,624	50.00
Korea Railroad Fund I	Korea	Financial Investment		363,403	8	363,395	9,832	9,383	50.00

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(In millions of won)	December 31, 2011
	Country	Industry	Assets		Liabilities	Equity	Operating revenue	Net income	Ownership (%)
Subsidiaries
KDB Asia Ltd.	Hongkong	Finance	(Won)	866,871	621,406	245,465	39,508	15,179	100.00
KDB Ireland Ltd.	Ireland	Finance		370,981	300,195	70,786	23,393	5,666	100.00
UzKDB Bank	Uzbekistan	Finance		480,524	441,830	38,694	18,598	7,464	61.11
RBS Uz	Uzbekistan	Finance		345,438	319,786	25,652	11,110	753	82.35
KDB Hungary Ltd.	Hungary	Finance		775,936	648,354	127,582	99,186	3,051	100.00
Banco KDB Do Brazil S.A	Brazil	Finance		399,183	359,645	39,538	136,551	3,492	100.00
Korea Infrastructure Fund	Korea	Financial Investment		37,696	15	37,681	2,565	2,135	85.00
KDB Consus Value PEF	Korea	Financial Investment		10,008,311	9,370,334	637,977	2,763,055	(32,684)	40.52
KDB Value PEF III	Korea	Financial Investment		58,701	131	58,570	250	(1,471)	100.00
KDB Value PEF VI	Korea	Financial Investment		12,171,388	7,597,954	4,573,434	7,237,869	(93,183)	99.84
KDB Turn Around	Korea	Financial Investment		309,205	300,428	8,777	209,267	(24,646)	95.15
Components and Materials M&A PEF	Korea	Financial Investment		135,255	1,120	134,135	1,961	(2,834)	83.33
KoFC-KDB Materials and Components Investment Fund No. 1	Korea	Financial Investment		50,071	255	49,816	1,028	15	50.00

Associates
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	Manufacturing	(Won)	16,690,081	12,186,237	4,503,844	13,911,836	650,532	31.26
GM Korea Company	Korea	Manufacturing		10,336,775	8,173,418	2,163,357	2,015,990	(39,534)	17.02
Korea BTL Fund I	Korea	Financial Investment		618,198	412	617,786	16,304	15,397	41.67
KDB electronic power PEF	Korea	Financial Investment		303,889	12,476	291,413	12,867	12,425	50.00
Korea Infrastructure Fund II	Korea	Financial Investment		601,235	123,597	477,638	23,777	17,708	26.67
Korea Education Fund	Korea	Financial Investment		170,914	9	170,905	4,536	4,315	50.00
Korea Railroad Fund I	Korea	Financial Investment		350,556	10	350,546	9,392	8,536	50.00

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

11. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	2012
	January 1, 2012		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2012
Acquisition cost:
Land	(Won)	209,947	—	—	(3,632)	(8)	206,307
Buildings and structures		285,092	4,660	—	(5,239)	(41)	284,472
Leasehold improvements		19,119	2,773	—	7	(151)	21,748
Vehicles		1,212	—	(22)	—	4	1,194
Equipment		35,784	2,150	(20)	—	43	37,957
Construction in-progress		1,065	8,217	—	(8,985)	—	297
Others		74,332	3,717	(1,885)	—	4	76,168

		626,551	21,517	(1,927)	(17,849)	(149)	628,143

Accumulated depreciation :
Buildings and structures		80,922	4,071	—	(1,152)	(36)	83,805
Leasehold improvements		11,085	1,149	—	—	(149)	12,085
Vehicles		769	63	(22)	—	2	812
Equipment		28,477	1,174	(20)	—	47	29,678
Others		60,188	3,143	(1,884)	—	1	61,448

		181,441	9,600	(1,926)	(1,152)	(135)	187,828

Impairment loss:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

Carrying amount	(Won)	439,726	11,917	(1)	(16,697)	(14)	434,931

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(In millions of won)	2011
	January 1, 2011		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2011
Acquisition cost:
Land	(Won)	207,818	210	—	4,911	(15)	212,924
Buildings and structures		282,587	1,025	(280)	3,009	(78)	286,263
Leasehold improvements		15,464	1,272	(62)	—	(232)	16,442
Vehicles		1,197	—	—	—	(30)	1,167
Equipment		32,581	1,066	(107)	—	(184)	33,356
Others		68,957	2,034	(25)	—	(57)	70,909

		608,604	5,607	(474)	7,920	(596)	621,061

Accumulated depreciation :
Buildings and structures		73,486	3,492	(276)	1,030	190	77,922
Leasehold improvements		10,421	715	(47)	—	(437)	10,652
Vehicles		621	67	—	—	(10)	678
Equipment		26,932	904	(103)	—	(167)	27,566
Others		55,971	3,306	(23)	—	(45)	59,209

		167,431	8,484	(449)	1,030	(469)	176,027

Impairment loss:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

Carrying amount	(Won)	435,789	(2,877)	(25)	6,890	(127)	439,650

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

12. Investment Property

Changes in carrying value of investment property for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	2012
	January 1, 2012		Acquisition/ depreciation	Reclassification	June 30, 2012
Acquisition cost:
Land	(Won)	65,428	—	3,632	69,060
Buildings and structures		44,981	—	5,239	50,220

		110,409	—	8,871	119,280

Accumulated depreciation :
Buildings and structures		13,361	610	1,152	15,123

		13,361	610	1,152	15,123

Accumulated Impairment loss:
Land		8,371	—	—	8,371
Buildings and structures		1,778	—	—	1,778

		10,149	—	—	10,149

Carrying amount	(Won)	86,899	(610)	7,719	94,008

The fair value of the Bank’s investment property, as determined on the basis of a valuation by an independent appraiser amounted to (Won)103,589 million as of June 30, 2012 ((Won)91,187 million as of December 31, 2011).

(In millions of won)	2011
	January 1, 2011		Acquisition/ depreciation	Reclassification	June 30, 2011
Acquisition cost:
Land	(Won)	67,266	—	(4,911)	62,355
Buildings and structures		45,722	—	(3,009)	42,713

		112,988	—	(7,920)	105,068

Accumulated depreciation :
Buildings and structures		12,662	540	(1,030)	12,172

		12,662	540	(1,030)	12,172

Accumulated Impairment loss:
Land		8,371	—	—	8,371
Buildings and structures		1,778	—	—	1,778

		10,149	—	—	10,149

Carrying amount	(Won)	90,177	(540)	(6,890)	82,747

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

13. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	2012
	January 1, 2012		Acquisition	Disposal	Amortization	Impairment loss	Foreign exchange differences	June 30, 2012
Development expense	(Won)	38,261	4,291	—	(5,386)	—	—	37,166
Equipment usage right		335	—	—	(15)	—	—	320
Other deposits provided		11,642	684	—	—	(158)	(1)	12,167
Others		8,731	2,541	(295)	(2,175)	—	—	8,802

	(Won)	58,969	7,516	(295)	(7,576)	(158)	(1)	58,455

(In millions of won)	2011
	January 1, 2011		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2011
Development expense	(Won)	36,482	7,853	—	(5,979)	—	38,356
Equipment usage right		296	66	—	(13)	(5)	344
Other deposits provided		11,198	270	(361)	—	(36)	11,071
Others		10,090	232	—	(1,850)	(7)	8,465

	(Won)	58,066	8,421	(361)	(7,842)	(48)	58,236

14. Other Assets

Other assets as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012		December 31, 2011
Accounts receivable	(Won)	4,655,374	1,941,139
Unsettled domestic exchange receivables		1,643,050	2,480,046
Accrued income		626,282	631,527
Guarantee deposits		142,808	124,402
Prepaid expenses		11,819	19,646
Advance payments		882	916
Others		113,412	87,136

		7,193,627	5,284,812
Allowance for possible losses		(79,093)	(75,432)
Present value discount		(6,474)	(5,325)

	(Won)	7,108,060	5,204,055

The carrying amount of financial assets included in other assets above amounted to (Won)7,081,654 million as of June 30, 2012, ((Won)5,165,036 million as of December 31, 2011) and their fair value amounted to (Won)7,076,867 million as of June 30, 2012 ((Won)5,171,629 million as of December 31, 2011).

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

15. Financial Liabilities Designated at Fair Value Through Profit or Loss

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012		December 31, 2011
Borrowings	(Won)	3,383	798
Bonds		848,038	991,338

	(Won)	851,421	992,136

In accordance with the Bank’s risk management policy, the Bank maintains certain derivatives embedded in the above financial instruments, such as interest swaps. If the above financial instruments were valued at amortized cost, it may cause some discrepancies in gain (loss) on derivative instruments, which are measured at fair value. Therefore, the Bank designates the above financial instruments as at FVTPL, and recognizes the changes in the fair value in profit or loss.

(2)	The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012		December 31, 2011
Carrying amount	(Won)	851,421	992,136
Principal and interest at maturity		734,663	892,025

Difference	(Won)	116,758	100,111

16. Deposits

Deposits as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012			December 31, 2011
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	(Won)	378,610	378,610	460,057	460,057
Time and saving deposits		27,943,567	27,974,180	22,352,587	22,377,042
Certificates of deposit		81,539	81,863	87,437	87,794

		28,403,716	28,434,653	22,900,081	22,924,893

Deposits in foreign currencies:
Demand deposits		1,473,439	1,473,439	556,804	556,804
Time and saving deposits		2,229,005	2,230,299	1,683,061	1,683,220
Certificates of deposit		1,010,645	1,011,340	82,332	82,335

		4,713,089	4,715,078	2,322,197	2,322,359

	(Won)	33,116,805	33,149,731	25,222,278	25,247,252

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

17. Borrowings

(1)	Borrowings as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.25	5.54	(Won)	5,160,287	5,163,061
Borrowings in foreign currencies	0.01	7.19		11,071,151	11,108,276
Off-shore borrowings in foreign currencies	0.25	4.27		1,669,839	1,690,756
Others	0.10	4.20		6,888,002	6,888,859

				24,789,279	24,850,952

Deferred borrowing costs				(10,027)

			(Won)	24,779,252

(In millions of won)	December 31, 2011
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.50	5.59	(Won)	5,226,121	5,229,415
Borrowings in foreign currencies	0.01	6.20		12,305,307	12,338,508
Off-shore borrowings in foreign currencies	0.20	4.32		1,590,590	1,594,710
Others	3.42	6.90		6,730,445	6,730,411

				25,852,463	25,893,044

Deferred borrowing costs				(10,042)

			(Won)	25,842,421

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing cost as of June 30, 2012, and December 31, 2011 are as follows:

			(In millions of won)
Lender	Classification	Annual interest rate (%)	June 30, 2012		December 31, 2011
Ministry of Strategy and Finance	Borrowings from government fund(*1)	2.37 ~ 5.00	(Won)	700,748	715,628
Industrial Bank of Korea	Borrowings from industrial technique fund	2.57 ~ 2.75		54,845	63,402
Small & Medium Business Corp.	Borrowings from local small and medium company promotion fund	1.70 ~ 3.30		401,236	438,358
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	1.12 ~ 4.00		1,157,167	1,131,518
Korea Energy Management Corporation	Borrowings from und for rational use of energy	0.25 ~ 3.75		1,183,163	1,181,303
Local governments	Borrowings from local small and medium company promotion fund	1.52 ~ 4.47		127,930	136,837
Others	Borrowings from environment improvement support fund	0.50 ~ 5.59		1,535,198	1,559,075

			(Won)	5,160,287	5,226,121

(*1)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(3)	Borrowings in foreign currency and off-shore borrowings won before adjusting for gains and losses on deferred borrowing cost as of June 30, 2012, and December 31, 2011 consist of the following.

			(In millions of won)

Lender	Classification	Annual interest rate (%)	June 30, 2012		December 31, 2011
Japan Bank for International Cooperation(“JBIC”)	Borrowings from JBIC	1.43 ~ 2.16	(Won)	294,175	328,521
Mizuho and others	Off-shore short	3M Libor+0.60 ~ 3.80		2,620,869	2,321,553
	term borrowings	6M Libor+0.30 ~ 0.75		32,768	76,896

				2,653,637	2,398,449
DBS Bank and others	Off-shore short	0.25 ~ 1.75		879,386	784,489
	term borrowings	6M Libor+0.60 ~ 1.20		46,152	110,717

				925,538	895,206
Nippon Life Insurance Company and Others	Off-shore long	3M Libor+0.60 ~ 1.30		513,441	636,180
	term borrowings	3M EURIBOR+0.28		180,627	—

				694,068	636,180
Japan Bank for International Cooperation(“JBIC”)	Borrowings from JBIC	4.27~ 6M Libor+1.20		58,418	59,304
Others	Short term borrowings	0.00 ~ 5.80		6,188,732	7,652,470
	in foreign currency	6M Libor+0.6 ~ 1.20		299,411	381,379

				6,488,143	8,033,849
	Long term borrowings in foreign currency	0.00 ~ 6.20		1,627,011	1,544,388

			(Won)	12,740,990	13,895,897

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

18. Bonds

(1)	Bonds as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Bonds in Korean won:
Bonds	3.09	10.00	(Won)	27,489,584	27,715,432
Discount on bonds				(30,313)
Premium on bonds				6
Valuation adjustment for fair value hedges				67,720

				27,526,997	27,715,432

Bonds in foreign currencies:
Bonds	3M Libor+0.24	3M Libor+6.28		12,820,073	13,522,022
Discount on bonds				(34,585)
Premium on bonds				532
Valuation adjustment for fair value hedges				521,881

				13,307,901	13,522,022

Off-shore bonds:
Bonds	3M Libor+0.42	3M Libor+6.18		5,938,051	6,357,266
Discount on bonds				(6,587)
Premium on bonds				(66)
Valuation adjustment for fair value hedges				319,065

				6,250,463	6,357,266

			(Won)	47,085,361	47,594,720

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(In millions of won)	December 31, 2011
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Bonds in Korean won:
Bonds	3.09	10.00	(Won)	28,989,957	29,275,305
Discount on bonds				(28,149)
Premium on bonds				183
Valuation adjustment for fair value hedges				52,929

				29,014,920	29,275,305

Bonds in foreign currencies:
Bonds	3M Libor-0.23	3M Libor+6.28		12,235,066	12,775,426
Discount on bonds				(34,427)
Premium on bonds				837
Valuation adjustment for fair value hedges				568,897

				12,770,373	12,775,426

Off-shore bonds:
Bonds	3M Libor-0.46	3M Libor+6.18		4,976,980	5,459,906
Discount on bonds				(5,770)
Premium on bonds				220
Valuation adjustment for fair value hedges				439,936

				5,411,366	5,459,906

			(Won)	47,196,659	47,510,637

19. Defined Benefit Liabilities

(1)	Defined benefit liabilities as of June 30, 2012 and December 31, 2011 and recognized defined benefit costs for the six-month periods ended June 30, 2012 and the year ended December 31, 2011 are as follows:

(In millions of won)	Six-month period ended June 30, 2012		Year ended December 31, 2011
Defined benefit obligation	(Won)	27,370	17,536
Defined benefit costs		14,115	53,733

(2)	Defined benefit liabilities as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012		December 31, 2011
Present value of defined benefit obligation	(Won)	174,666	162,471
Fair value of plan assets		(147,296)	(144,935)

	(Won)	27,370	17,536

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(3)	Changes in defined benefit liabilities for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	2012		2011
Beginning balance	(Won)	162,471	120,758
Current service cost		13,490	9,844
Interest expense		3,524	3,420
Benefits paid by the plan		(4,818)	(5,054)
Others		(1)	(3)

Ending balance	(Won)	174,666	128,965

(4)	Plan assets as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012			December 31, 2011
	Amounts		Rate (%)	Amounts	Rate (%)
Cash and due from banks	(Won)	138,717	94	115,045	79
Others		8,579	6	29,890	21

	(Won)	147,296	100	144,935	100

(5)	Changes in the fair value of plan assets for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	2012		2011
Beginning balance	(Won)	144,935	73,994
Expected return on plan assets		2,899	1,295
Benefits paid by the plan		(538)	(2,354)

Ending balance	(Won)	147,296	72,935

(6)	Defined benefit costs for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service cost	(Won)	6,745	13,490	4,922	9,844
Interest expense		1,762	3,524	1,710	3,420
Expected return on plan assets		(1,450)	(2,899)	(648)	(1,295)

	(Won)	7,057	14,115	5,984	11,969

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(7)	The principal actuarial assumptions used as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012	December 31, 2011
Discount rate (%)	4.50	4.50
Expected return on plan assets (%)	4.00	4.00
Future salary increasing rate (%)	5.60	5.60

20. Provisions

(1)	Changes in provisions for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	2012
	Provision for payment guarantees		Provision for unused commitments	Lawsuit provision	Other provision	Total
Beginning balance	(Won)	63,748	194,122	2,953	1,032	261,855
Reversal of provision		(3,259)	(147,908)	(758)	—	(151,925)
Foreign exchange differences		1	(6)	—	—	(5)
Others		—	—	(314)	—	(314)

Ending balance	(Won)	60,490	46,208	1,881	1,032	109,611

(In millions of won)	2011
	Provision for payment guarantees		Provision for unused commitments	Lawsuit provision	Other provision	Total
Beginning balance	(Won)	89,645	80,715	1,884	1,032	173,276
Increase (reversal) of provision		(6,508)	70,432	(3)	—	63,921
Others		(56)	(201)	—	—	(257)

Ending balance	(Won)	83,081	150,946	1,881	1,032	236,940

(2)	Provision for payment guarantees

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as a reserve for possible losses on acceptances and guarantees

(3)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which are calculated using a CCF as provision for unused commitments applying provision rates.

(4)	Provision for possible losses from lawsuits

As of June 30, 2012, the Bank is involved in 11 lawsuits as a plaintiff and 15 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant amounted to (Won)3,726,028 million and (Won)335,758 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2012.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

The financial institution creditors of Renault Samsung Motors (including KDB) filed a lawsuit against Kun-hee Lee and 28 Samsung affiliates (including Samsung Electronics), claiming compensation for delays in payment of liquidated damages and contract bills of (Won)2,450 billion based on the agreement signed at August 24, 1999. In connection to the litigation, the financial institution creditors partially won the second trial at the Seoul High Court, but both parties filed an appeal to the Supreme Court judgment, and are waiting for the final decision as of June 30, 2012.

(5)	Other provision

The Bank has recognized other possible losses.

21. Other Liabilities

Other liabilities as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012		December 31, 2011
Accounts payable	(Won)	4,632,712	1,869,980
Accrued expense		1,302,882	1,194,890
Advance receipts		558	—
Unearned income		51,329	52,840
Deposits withholding tax		24,994	23,234
Guarantee money received		258,163	322,848
Foreign exchanges payable		23,471	17,869
Domestic exchanges payable		1,529,172	1,823,364
Borrowing from trust accounts		292,348	392,392
Others		245,325	211,761

		8,360,954	5,909,178
Present value discount		(882)	(837)

	(Won)	8,360,072	5,908,341

The carrying amount of financial liabilities included in other liabilities above amounted to (Won)8,143,442 million as of June 30, 2012, ((Won)5,719,401 million as of December 31, 2011) and their fair value amounted to (Won)8,143,521 million as of June 30, 2012 ((Won)5,719,452 million as of December 31, 2011).

22. Equity

(1)	Issued capital

The Bank is authorized to issue 3,000 million shares of common stock and has 1,850,372,235 shares issued and outstanding with a total par value of (Won)9,251,861 million as of June 30, 2012.

(2)	Capital surplus

The Bank reduced (Won)5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to (Won)5,134,227 million. As the result of the capital reduction, (Won)44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(3)	Accumulated other comprehensive income

(i)	Accumulated other comprehensive income (loss) as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012		December 31, 2011
Valuation gain on available-for-sale financial assets	(Won)	570,931	559,449
Valuation gain on available-for-sale financial assets (before tax)		753,174	744,041
Income tax effect		(182,243)	(184,592)
Exchange differences on translation of foreign operations		1,729	6,128
Exchange differences on translation of foreign operations (before tax)		2,281	8,084
Income tax effect		(552)	(1,956)

	(Won)	572,660	565,577

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	2012
	January 1, 2012		Increase (Decrease)	Tax Effect	June 30, 2012
Valuation gain on available-for-sale financial assets	(Won)	559,449	9,133	2,349	570,931
Exchange differences on translation of foreign operations		6,128	(5,803)	1,404	1,729

	(Won)	565,577	3,330	3,753	572,660

(In millions of won)	2011
	January 1, 2011		Increase (Decrease)	Tax Effect	June 30, 2011
Valuation gain on available-for-sale financial assets	(Won)	761,311	(111,167)	26,002	676,146
Exchange differences on translation of foreign operations		(6,272)	(29,304)	6,447	(29,129)

	(Won)	755,039	(140,471)	32,449	647,017

(4)	Retained earnings

The Korea Development Bank Act requires the Bank to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit. In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012		December 31, 2011
Legal reserves	(Won)	5,641,363	5,076,393
Voluntary Reserves
Reserve for possible loan losses		1,034,949	—
Unappropriated retained earnings		1,391,648	2,719,843

	(Won)	8,067,960	7,796,236

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(ii)	Changes in legal reserves for the six-months ended June 30, 2012 and the year ended December 31, 2011 are as follows:

(In millions of won)	Six-month period ended June 30, 2012		Year ended December 31, 2011
Legal reserves
Beginning balance	(Won)	5,076,393	4,658,028
Transferred from unappropriated retained earnings		564,970	418,365

	(Won)	5,641,363	5,076,393

(iii)	Changes in unappropriated retained earnings for the six-months ended June 30, 2012 and the year ended December 31, 2011 are as follows:

(In millions of won)	Six-month period ended June 30, 2012		Year ended December 31, 2011
Beginning balance	(Won)	2,719,843	2,023,767
Net income		619,594	1,412,401
Contribution to legal reserves		(564,970)	(418,365)
Contribution to reserve for loan losses		(1,034,949)	—
Dividend		(347,870)	(297,909)
Offset with discount on stock issuance		—	(51)

	(Won)	1,391,648	2,719,843

(5)	Regulatory reserve for loan loss

The Bank is required to provide a regulatory reserve for possible loan losses in accordance with Regulations on Supervision of Bank Business 29(1), and (2), and details are as follows :

(i)	Regulatory reserve for loan losses as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012		December 31, 2011
Beginning balance	(Won)	1,034,949	—
Planned reserve for loan losses		138,327	1,034,949

	(Won)	1,173,276	1,034,949

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(ii)	Provision for regulatory reserve for possible loan losses and net income after adjusting regulatory reserve for loan losses for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net Income	(Won)	245,348	619,594	472,318	1,040,895
Provision for regulatory reserve for possible loan losses		(67,404)	(138,327)	—	—
Reversal of regulatory reserve for possible loan losses		—	—	90,672	152,692

Net income after adjusting reserve for possible loan losses		177,944	481,267	562,990	1,193,587

Earnings per share after adjusting regulatory reserve for loan losses	(Won)	96	260	304	645

23. Net Interest Income

Net interest income for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	(Won)	8,295	15,785	5,278	10,168
Financial assets held-for-trading		17,245	29,938	13,275	24,509
Financial assets available-for-sale		288,147	527,003	256,754	457,719
Financial assets held-to-maturity		1,343	2,787	1,600	3,341
Loans		985,857	1,974,229	869,818	1,707,801

		1,300,887	2,549,742	1,146,725	2,203,538

Interest expense:
Financial liabilities designated at fair value through profit or loss		(12,741)	(26,795)	(13,956)	(27,578)
Due to customers		(271,512)	(512,639)	(194,825)	(347,717)
Borrowings		(118,691)	(245,063)	(110,432)	(214,431)
Debt issued		(420,692)	(856,623)	(421,469)	(813,399)

		(823,636)	(1,641,120)	(740,682)	(1,403,125)

Net interest income	(Won)	477,251	908,622	406,043	800,413

Interest received from impaired assets relating to loan receivables for the six-month periods ended June 30, 2012 and 2011 was (Won)23,267 million and (Won)15,357 million, respectively, and there was no interest received from impaired assets relating to financial asset other than loans.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

24. Net Fees and Commission Income

Net fees and commission income for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	(Won)	57,575	111,335	49,610	106,574
Underwriting and investment consulting commissions		72,947	126,678	78,080	99,367
Brokerage and agency commissions		13,939	17,270	5,060	7,010
Trust and retirement pension plan commissions		10,250	18,363	7,128	12,307
Asset Management commissions		918	1,197	328	556
Other fees		15,668	20,937	9,028	14,732

		171,297	295,780	149,234	240,546

Fees and commission expenses:
Brokerage and agency fees		(2,226)	(4,100)	(1,803)	(3,077)
Other fees		(4,047)	(16,483)	(2,376)	(4,462)

		(6,273)	(20,583)	(4,179)	(7,539)

	(Won)	165,024	275,197	145,055	233,007

25. Dividend Income

Dividend income for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Financial assets held-for-trading	(Won)	76	130	271	275
Available-for-sale financial assets		11,710	43,753	16,789	40,317
Investments in subsidiaries and associates		49,849	113,554	474	81,526

	(Won)	61,635	157,437	17,534	122,118

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

26. Net Gain (Loss) on Financial Assets and Liabilities Held-for-Trading

Net gain (loss) related to financial assets and liabilities held-for-trading for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial assets held-for-trading :
Gains on sale	(Won)	4,895	11,539	45,546	63,536
Gains on valuation		4,508	1,939	—	9,839

		9,403	13,478	45,546	73,375

Losses on financial assets held-for-trading :
Losses on sale		(6,801)	(11,870)	(7,803)	(22,134)
Losses on valuation		—	(1,805)	(5,704)	(3,017)
Purchase related expense		(106)	(200)	(92)	(240)

		(6,907)	(13,875)	(13,599)	(25,391)

	(Won)	2,496	(397)	31,947	47,984

27. Net Loss on Financial Assets and Liabilities Designated at Fair Value Through Profit or Loss

Net gain/loss related to financial assets and liabilities designated at fair value through profit or loss for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial assets and liabilities designated at FVTPL :
Gains on redemption	(Won)	633	850	52	52
Gains on valuation		—	1,475	975	4,227

		633	2,325	1,027	4,279

Losses from financial assets and liabilities designated at FVTPL:
Losses on redemption		(36)	(36)	—	(47)
Losses on valuation		(20,562)	(19,016)	(16,932)	(17,902)

		(20,598)	(19,052)	(16,932)	(17,949)

	(Won)	(19,965)	(16,727)	(15,905)	(13,670)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

28. Net Gain (Loss) on Available-for-Sale Financial Assets

Net gain (loss) on available-for-sale financial assets for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on available-for-sale financial assets:
Gains on sale	(Won)	52,540	129,366	46,814	93,680
Reversal of impairment loss		45,255	45,255	36,040	36,040

		97,795	174,621	82,854	129,720

Losses on available-for-sale financial assets:
Losses on sale		(11,868)	(20,058)	(2,193)	(3,906)
Impairment loss		(99,006)	(119,920)	(46,418)	(61,742)

		(110,874)	(139,978)	(48,611)	(65,648)

	(Won)	(13,079)	34,643	34,243	64,072

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

29. Net Foreign Currency Transaction Gains (Losses) and Net Gains (Losses) on Derivatives

Net foreign currency transaction gains (loss) and net gains on derivatives for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains (losses) on foreign currencies:
Net losses on foreign currencies trading:
Gains	(Won)	143,433	272,612	145,875	276,871
Losses		(164,626)	(301,599)	(148,356)	(285,424)

		(21,193)	(28,987)	(2,481)	(8,553)

Net gains (losses) on foreign exchange translation:
Gains		274,991	180,215	5,881	19,060
Losses		(209,712)	(188,929)	(99,989)	(257,353)

		65,279	(8,714)	(94,108)	(238,293)

		44,086	(37,701)	(96,589)	(246,846)

Gains (losses) from trading purpose of derivatives:
Gains from trading purpose of derivatives:
Interest related derivatives		288,866	984,819	388,755	1,056,088
Currency related derivatives		524,219	1,972,133	1,536,420	2,970,120
Stock related derivatives		6,956	32,948	22,796	36,200
Commodity related derivatives		21,557	36,046	22,598	43,279
Embedded derivatives		31,544	91,549	263,753	508,847
Gains on adjustment of derivatives		1,556	4,866	4,584	10,296

		874,698	3,122,361	2,238,906	4,624,830

Losses on trading purpose of derivatives:
Interest related derivatives		(262,359)	(894,378)	(391,136)	(1,073,859)
Currency related derivatives		(454,734)	(1,869,500)	(1,406,131)	(2,780,685)
Stock related derivatives		(6,724)	(31,855)	(22,682)	(35,985)
Commodity related derivatives		(19,710)	(34,199)	(18,499)	(39,167)
Embedded derivatives		(6,616)	(17,175)	(7,953)	(11,101)
Loss on adjustment of derivatives		(4,950)	(8,919)	(5,500)	(7,527)

		(755,093)	(2,856,026)	(1,851,901)	(3,948,324)

Net gain on trading purpose of derivatives	(Won)	119,605	266,335	387,005	676,506

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(In millions of won)	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains (losses) from hedging purpose of derivatives:
Gains from hedging purpose of derivatives:
Interest related derivatives		38,329	61,703	62,870	69,688
Currency related derivatives		—	46,207	56,269	118,853
Gain on adjustment of derivatives		2,389	4,833	2,376	4,824

		40,718	112,743	121,515	193,365

Losses from hedging purpose of derivatives:
Interest related derivatives		(24,367)	(161,783)	—	(56,246)
Currency related derivatives		(74,567)	(208,366)	—	(40,809)
Loss on adjustment of derivatives		(1,400)	(2,494)	(1,135)	(2,277)

		(100,334)	(372,643)	(1,135)	(99,332)

		(59,616)	(259,900)	120,380	94,033

Gains (losses) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		—	258,262	6,151	216,193
Gains on redemption		6,201	13,150	10,342	21,656

		6,201	271,412	16,493	237,849

Losses on fair value hedged items:
Losses on valuation		(51,801)	(103,335)	(112,141)	(159,540)
Losses on redemption		(16,560)	(21,888)	(23,050)	(43,366)

		(68,361)	(125,223)	(135,191)	(202,906)

		(62,160)	146,189	(118,698)	34,943

	(Won)	41,915	114,923	292,098	558,636

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

30. Net Other Operating Expense

Net other operating expense for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income
Gains on investments in subsidiaries and associates	(Won)	—	—	—	2,033
Gains on sales of loans		43,847	44,538	4,351	9,025
Reversal of provisions		165,126	151,981	4,122	7,504
Reversal of other provisions		4,119	—	359	396
Others		979	5,262	1,759	4,124

		214,071	201,781	10,591	23,082

Other operating expenses
Insurance expense		(9,850)	(19,121)	(6,646)	(12,497)
Losses on sale of loans		(282,884)	(283,087)	(75,482)	(75,512)
Provision for other allowances		—	(56)	(36,170)	(71,425)
Contribution to provision for other asset		—	(4,742)	(15,631)	(19,659)
Losses on investments in subsidiaries and associates		—	—	(404)	(404)
Others		(36,380)	(74,171)	(33,166)	(65,549)

		(329,114)	(381,177)	(167,499)	(245,046)

	(Won)	(115,043)	(179,396)	(156,908)	(221,964)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

31. General and Administrative Expenses

General and administrative expenses for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Salary	(Won)	85,670	142,856	65,143	122,660
Retirement benefits		7,057	14,115	5,984	11,969
Termination benefits		185	2,039	796	796

		92,912	159,010	71,923	135,425

Employee welfare benefits		6,687	12,813	10,084	15,609
Depreciation of property and equipment		4,982	9,600	4,254	8,484
Amortization of property and equipment		3,940	7,576	3,974	7,842
Other:
Rental fees		5,345	10,155	4,601	8,902
Taxes and dues		3,059	6,559	2,690	6,293
Advertising expenses		14,695	16,887	8,013	10,327
Others		24,422	39,695	18,599	33,311

		47,521	73,297	33,903	58,833

	(Won)	156,042	262,295	124,138	226,193

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

32. Other Non-Operating Income and Expense

Non-operating income and expense for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three- month period ended	Six-month period ended
Non-operating income:
Gain on disposal of property and equipment	(Won)	198	198	—	—
Rental income on investment property		213	402	243	449
Others		253	776	93	651

		664	1,376	336	1,100

Non-operating expense:
Loss on disposal of property and equipment		(1)	(1)	(17)	(17)
Depreciation of investment property		(340)	(610)	(269)	(540)
Impairment losses on tangible assets		(160)	(160)	—	—
Donations		(8,071)	(8,615)	(78)	(6,015)
Others		(13)	(422)	(113)	(630)

		(8,585)	(9,808)	(477)	(7,202)

	(Won)	(7,921)	(8,432)	(141)	(6,102)

33. Income Tax Expense and Deferred Income Taxes

(1)	Income tax expense for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current income tax(*1)	(Won)	52,086	167,036	40,180	92,695
Change in deferred income taxes due to temporary differences		19,717	23,446	48,012	118,178
Deferred income tax recognized directly to equity		15,612	3,753	18,917	32,449
Change in income taxes due to consolidated tax return		(1,042)	(1,132)	1,976	(33)

Income tax expense	(Won)	86,373	193,103	109,085	243,289

(*1)	Change in current income tax due to previous year’s final tax filing is included.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(2)	The net income before income taxes and income tax expense for the six-month periods ended June 30, 2012 and 2011 are as follows :

(In millions of won)	2012		2011
Net income before income taxes	(Won)	812,697	1,284,184
Income taxes calculated using an enacted tax rate		196,673	310,759
Adjustments:
Non-deductible losses and tax free gains		(4,011)	122,299
Non-recognition effect of deferred income taxes		—	20
Change in income taxes due to consolidated tax return		(1,132)	(33)
Others		1,573	(189,756)

		(3,570)	(67,470)

Income tax expense	(Won)	193,103	243,289

(3)	Change in deferred income taxes recognized directly to equity for the six-month periods ended June 30, 2012 and 2011 are as follows :

(In millions of won)	2012
	June 30, 2012		Deferred tax liabilities	December 31, 2011	Deferred tax liabilities	Changes in deferred tax liabilities
Gains (loss) on valuation of available-for-sale securities	(Won)	753,174	(182,243)	744,041	(184,592)	2,349
Exchange differences on translation of foreign operations		2,281	(552)	8,084	(1,956)	1,404

	(Won)	755,455	(182,795)	752,125	(186,548)	3,753

(In millions of won)	2011
	June 30, 2011		Deferred tax assets (liabilities)	December 31, 2010	Deferred tax assets (liabilities)	Changes in deferred tax assets (liabilities)
Gain (loss) on valuation of available-for-sale securities	(Won)	869,275	(193,129)	980,442	(219,131)	26,002
Exchange differences on translation of foreign operations		(37,345)	8,216	(8,041)	1,769	6,447

	(Won)	831,930	(184,913)	972,401	(217,362)	32,449

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

34. Earnings per Share

(1)	Basic earnings per share

The Bank’s basic earnings per share for the six-month periods ended June 30, 2012 and 2011 are computed as follows:

(i)	Basic earnings per share

	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net income attributable to ordinary shareholders of the Bank (A)	(Won)	245,348,040,151	619,594,049,630	472,317,638,744	1,040,894,925,736
Weighted average number of ordinary shares outstanding (B)		1,850,372,235	1,850,372,235	1,850,372,235	1,850,372,235

Basic earnings per share (A/B)	(Won)	133	335	255	563

(ii) Weighted-average number of shares of common stocks outstanding

	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Number of ordinary shares outstanding	(Won)	1,850,372,235	1,850,372,235	1,850,372,235	1,850,372,235

Days		91	182	91	181

Cumulative shares		168,383,873,385	336,767,746,770	168,383,873,385	334,917,374,535

Weighted average number of ordinary shares outstanding	(Won)	1,850,372,235	1,850,372,235	1,850,372,235	1,850,372,235

(2)	Diluted earnings per share

Diluted and basic earnings per share for the six-month periods ended June 30, 2012 and 2011 are the same because there were no potential dilutive instruments.

35. Pledged Assets

Assets pledged by the Bank as collateral relating to futures, options and securities trading as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012			December 31, 2011
	Pledged assets		Relating liabilities	Pledged assets	Relating liabilities
Financial assets available-for-sale(*1)	(Won)	8,893,362	4,059,430	8,946,778	4,296,466

(*1) Pledged as collateral for bonds sold under repurchase agreements

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

36. Guarantees and Commitments

Guarantees and commitments as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012		December 31, 2011
Confirmed acceptances and guarantees:
Acceptances in foreign currency	(Won)	870,786	841,123
Guarantees for bond issuance		735,214	563,758
Guarantees for loans		820,372	866,201
Acceptances for foreign loans		3,674	—
Acceptances for letter of guarantee		49,728	39,112
Others		8,115,347	10,654,874

		10,595,121	12,965,068

Unconfirmed acceptances and guarantees
Letter of guarantee		3,251,161	2,991,547
Others		2,912,914	4,423,100

		6,164,075	7,414,647

Commitments:
Commitments on loans		8,942,718	10,875,138
Others		246,774	258,774

		9,189,492	11,133,912

Bills endorsed
With recourse		380	—

		380	—

	(Won)	25,949,068	31,513,627

37. Day One Profit or Loss

Changes in day one profit or loss for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	2012		2011
Beginning balance	(Won)	(2,716)	(12,237)
Difference between the transaction price and fair value at initial recognition		(1,788)	(519)
Recognized in current profit or loss		6,284	2,650
Others (transfer levels)		(717)	608

Ending balance	(Won)	1,063	(9,498)

The day one profit or loss arose from derivative financial instruments at level 3 fair value hierarchy.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

38. Trust Accounts

(1)	Trust account as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012		December 31, 2011
Trust accounts payable	(Won)	269,401	340,003

(2)	Transactions with trust accounts for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	2012		2011
Fees on trust accounts	(Won)	17,934	12,002
Interest expense of trust accounts payable		4,669	5,397

(3)	Guaranteed principal money trust and guaranteed principal and interest money trust

The carrying amounts of guaranteed principal money trust and guaranteed principal and interest money trust as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012		December 31, 2011
Guaranteed principal money trust	(Won)	644,072	3,523,618
Guaranteed principal and interest money trust and trust without guarantees		4,367,870	5,105,610

	(Won)	5,011,942	8,629,228

Principal of money trust	(Won)	4,927,616	8,544,567
Income from trust deposits payable	(Won)	84,326	84,661

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

39. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2012 are as follows:

Classification	Corporate name
Ultimate controlling party	KoFC

Controlling entities	KDBFG

Entities under same control	Daewoo Securities Co., Ltd., KDB Capital Corporation, KDB Asset Management Co., Ltd., Korea Infrastructure Investments Asset Management Co., Ltd

Subsidiaries	KDB Asia Ltd., KDB Ireland Ltd., KDB Hungary Ltd., Banco KDB Do Brazil S.A, RBS Uz, UzKDB Bank, Korea Infrastructure Fund, KDB Value PEF II, KDB Value PEF III, KDB Value PEF VI, KDB Venture M&A PEF, KDB Consus Value PEF, KDB Turnaround PEF, Components and Materials M&A PEF, KoFC-KDB Materials and Components Investment Fund No.1, Certain trust accounts of KDB, KDB SPC I and 12 others, KDB Shipping Private Fund KL I and 26 others,

Associates	Daewoo shipbuilding & Marine engineering Co., Ltd, GM Korea Company and 85 others, Troika Resource Investment PEF and 4 others, National Pension Service 05-4 Saneun Venture Investment Inc. and 6 others.

Others	Key management personnel

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(2)	Significant balances with related parties as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012
	Controlling entities		Subsidiaries	Associates	Entities under same control	Total
Assets:
Cash and due from banks	(Won)	—	438,444	—	—	438,444
Financial assets available-for-sale		—	390,786	538,047	—	928,833
Loans		136,568	1,727,979	1,135,725	2,200	3,002,472
Allowance for doubtful accounts		—	(1,030)	(252)	—	(1,282)
Derivative financial assets		17,959	41,342	71,913	53,511	184,725
Other assets		—	164,703	125	4,913	169,741
Allowance for doubtful accounts		—	(27)	—	—	(27)

		154,527	2,762,197	1,745,558	60,624	4,722,906

Liabilities:
Deposits		98,681	365,770	2,736	25,876	493,063
Borrowings		—	564,851	—	—	564,851
Bonds		—	143,893	—	358,953	502,846
Derivative financial liabilities		36,993	7,063	17,328	40,146	101,530
Other liabilities		99,560	4,869	240	3,951	108,620

	(Won)	235,234	1,086,446	20,304	428,926	1,770,910

(In millions of won)	December 31, 2011
	Controlling entities		Subsidiaries	Associates	Entities under same control	Total
Assets:
Cash and due from banks	(Won)	—	380,589	—	—	380,589
Financial assets available-for-sale		1,399,684	315,150	463,575	—	2,178,409
Loans		136,509	1,885,372	1,006,882	706	3,029,469
Allowance for doubtful accounts		—	(1,055)	(251)	—	(1,306)
Derivative financial assets		10,910	50,676	56,721	57,294	175,601
Other assets		246	174,711	44,233	4,865	224,055
Allowance for doubtful accounts		—	(2)	—	—	(2)

		1,547,349	2,805,441	1,571,160	62,865	5,986,815

Liabilities:
Deposits		822,770	265,332	105,201	244,935	1,438,238
Borrowings		—	245,505	2,051	—	247,556
Bonds		—	161,236	—	191,250	352,486
Derivative financial liabilities		14,239	4,441	12,975	45,087	76,742
Other liabilities		129,265	837	386	4,230	134,718
Other provisions		—	56	454	—	510

	(Won)	966,274	677,407	121,067	485,502	2,250,250

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(3)	Significant transactions with related parties for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	2012
	Controlling entities		Subsidiaries	Associates	Entities under same control	Key management	Total
Revenues:
Interest income	(Won)	1,960	46,118	35,547	220	—	83,845
Reversal of allowance for loan loss		—	190	654	—	—	844
Fees and commission income, other revenues		26,531	143,791	75,756	31,120	—	277,198

		28,491	190,099	111,957	31,340	—	361,887

Expenses:
Interest expense		25,155	794	2,891	5,635	—	34,475
Provision for Loan loss		—	42	—	—	—	42
Administrative expenses		—	—	—	—	1,301	1,301
Other operating expenses		37,965	18,581	17,401	24,456	—	98,403

	(Won)	63,120	19,417	20,292	30,091	1,301	134,221

(In millions of won)	2011
	Controlling entities		Subsidiaries	Associates	Entities under same control	Key management	Total
Revenues:
Interest income	(Won)	1,596	51,062	8,002	58	—	60,718
Reversal of allowance for loan loss		63	3,933	4,938	—	—	8,934
Fees and commission income, other revenues		71,771	141,707	67,845	22,633	—	303,956

		73,430	196,702	80,785	22,691	—	373,608

Expenses:
Interest expense		17,958	769	1,934	359	—	21,020
Provision for Loan loss		—	10,923	—	—	—	10,923
Administrative expenses		—	—	—	—	1,125	1,125
Other operating expenses		7,869	31,505	10,692	20,981	—	71,047

	(Won)	25,827	43,197	12,626	21,340	1,125	104,115

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(4)	The Bank provided various commitments amounting to (Won)604,157 million and payments guarantees amounting to (Won)428,774 million in the transactions with related parties as of June 30, 2012.

40. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of June 30, 2012 and 2011 are as follows:

(In millions of won)	June 30, 2012		June 30, 2011
Cash and due from banks:
Cash and foreign currencies	(Won)	71,644	62,939
Due from banks denominated in Korean won		811,197	1,154,909
Due from banks denominated in foreign currencies		2,265,112	1,060,856

		3,147,953	2,278,704

Less: Restricted due from banks, others		(1,514,300)	(1,625,255)
Add: Financial instruments with a maturity within three months from date of acquisition		3,816,102	1,559,898
Held- for- trading financial assets Treasury bonds		160,047	1,002
Available-for-sale financial assets Treasury bonds		417,562	598,458
Loans:
Call-loans		2,840,432	790,098
Interbank loans		398,061	170,340

		3,238,493	960,438

Cash and cash equivalents	(Won)	5,449,755	2,213,347

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	2012		2011
Decrease in loans due to write-offs	(Won)	(165,939)	—
Increase in allowance for credit losses due to recovery of write-offs		4,905	—
Increase in available-for-sale securities due to debt-to equity swap		35,201	—
Increase in accumulated other comprehensive income due to securities valuation		95,595	(87,654)
Deferred income tax effect due to securities valuation		(23,134)	21,212
Increase in accumulated other comprehensive income due to disposition of securities		(86,461)	(23,513)
Increase in investments in subsidiaries and associates due to reclassification of securities from available-for-sale securities		3,769	53,141
Reclassification from property and equipment to investment property		2,589	—
Transfer from property and equipment to investment property		7,720	(6,890)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(3)	Total interest and dividend that received or paid for the six-months ended June 30, 2012 and 2011 are as follows

(In millions of won)	June 30, 2012			June 30, 2011
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Total interest received	(Won)	1,371,701	2,569,767	1,144,135	2,090,871
Total interest paid		736,234	1,551,472	578,856	1,265,229
Total dividend received		62,397	110,968	17,534	122,118

41. Transfers of Financial Assets that do not Qualify for Derecognition

Transfers of financial assets that do not qualify for derecognition as of June 30, 2012, and December 31, 2011 are as follows

(In millions of won)	June 30, 2012
	Date of sale	Carrying amount of the assets		Carrying amount of the liabilities	Reason for not qualifying for derecognition
Songsan II Industrial Complex Securitization SPC	February 25, 2010	(Won)	205,486	205,345	(	*1)
KDB SOC securitization SPC	December 7, 2010		16,739	9,000	(	*1)

		(Won)	222,225	214,345

(In millions of won)	December 31, 2011
	Date of sale	Carrying amount of the assets		Carrying amount of the liabilities	Reason for not qualifying for derecognition
Songsan II Industrial Complex Securitization SPC	February 25, 2010	(Won)	202,778	203,019	(	*1)
KDB SOC securitization SPC	December 7, 2010		17,147	12,000	(	*1)

		(Won)	219,925	215,019

(*1)	Most of the risks and rewards from ownership of the securitized financial assets have not been transferred to the Bank’s credit supports. Accordingly, the Bank does not derecognize the securitized financial assets.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

42. Fair Value of Financial Assets and Liabilities

(1)	Fair value classification of financial instruments

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as fair value level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

The tables below analyze financial instruments measured at the fair value as of June 30, 2012 and December 31, 2011 by the level in the fair value hierarchy into which the fair value measurement is categorized:

(In millions of won)	June 30, 2012
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held-for-trading	(Won)	1,356,570	550,242	—	1,906,812
Available-for-sale financial assets		1,832,371	22,733,805	3,064,827	27,631,003
Derivative financial assets		—	4,978,868	202,104	5,180,972

		3,188,941	28,262,915	3,266,931	34,718,787

Financial liabilities:
Financial liabilities designated at FVTPL		—	848,038	3,383	851,421
Derivative financial liabilities		—	3,821,845	46,214	3,868,059

	(Won)	—	4,669,883	49,597	4,719,480

	December 31, 2011
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held-for- trading	(Won)	853,813	1,732,096	—	2,585,909
Available-for-sale financial assets		2,351,007	20,255,062	3,107,469	25,713,538
Derivative financial assets		—	5,437,121	159,974	5,597,095

		3,204,820	27,424,279	3,267,443	33,896,542

Financial liabilities:
Financial liabilities designated at FVTPL		—	991,338	798	992,136
Derivative financial liabilities		—	4,205,955	83,309	4,289,264

	(Won)	—	5,197,293	84,107	5,281,400

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(2)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	2012
	January 1, 2012		Profit or loss	Other comprehensive income	Acquisition/ Issue	Sale/ Settlement	Transfer levels	Foreign exchange differences	June 30, 2012
Assets:
Available-for-sale financial assets	(Won)	3,107,469	36,839	32,483	99,826	(236,894)	(6,682)	31,786	3,064,827
Derivative financial assets		159,974	30,909	—	33,441	(22,220)	—	—	202,104

		3,267,443	67,748	32,483	133,267	(259,114)	(6,682)	31,786	3,266,931

Liability:
Financial liabilities designated at FVTPL		798	9	—	2,576	—	—	—	3,383
Derivative financial liabilities		83,309	(63,120)	—	26,122	(97)	—	—	46,214

	(Won)	84,107	(63,111)	—	28,698	(97)	—	—	49,597

(In millions of won)	2011
	January 1, 2011		Profit or loss	Other comprehensive income	Acquisition/ Issue	Sale/ Settlement	Foreign exchange differences	June 30, 2011
Assets:
Available-for-sale financial assets	(Won)	2,432,041	23,700	8,393	1,026,487	(924,882)	390,018	2,955,757
Derivative financial assets		307,378	436,801	—	56,947	(3,809)	—	797,317

		2,739,419	460,501	8,393	1,083,434	(928,691)	390,018	3,753,074

Liability:
Financial liabilities designated at FVTPL		4,093	141	—	2,998	—	—	7,232
Derivative financial liabilities		87,111	(42,735)	—	52,435	(1,053)	—	95,758

	(Won)	91,204	(42,594)	—	55,433	(1,053)	—	102,990

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

43. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012
	Cash and cash equivalents		Financial instruments held-for- trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loan and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivatives instruments	Total
Assets:
Cash and due from banks	(Won)	1,633,653	—	—	—	—	1,514,190	—	—	3,147,843
Financial assets held-for-trading		160,047	1,746,765	—	—	—	—	—	—	1,906,812
Available-for-sale financial assets		417,562	—	—	27,213,441	—	—	—	—	27,631,003
Held-to-maturity financial assets		—	—	—	—	96,408	—	—	—	96,408
Loans		3,238,493	—	—	—	81,885,547	—	—	85,124,040
Derivative financial assets		—	4,147,750	—	—	—	—	—	1,033,222	5,180,972
Other financial assets		—	—	—	—	—	7,081,654	—	—	7,081,654

		5,449,755	5,894,515	—	27,213,441	96,408	90,481,391	—	1,033,222	130,168,732

Liabilities:
Financial liabilities designated at FVTPL		—	—	851,421	—	—	—	—	—	851,421
Deposits		—	—	—	—	—	—	33,116,805	—	33,116,805
Borrowings		—	—	—	—	—	—	24,779,252	—	24,779,252
Bonds		—	—	—	—	—	—	47,085,361	—	47,085,361
Derivative financial liabilities		—	3,640,362	—	—	—	—	—	227,697	3,868,059
Other financial liabilities		—	—	—	—	—	—	8,143,442	—	8,143,442

	(Won)	—	3,640,362	851,421	—	—	—	113,124,860	227,697	117,844,340

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(In millions of won)	December 31, 2011
	Cash and cash equivalents		Financial instruments held-for- trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loan and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivatives instruments	Total
Assets:
Cash and due from banks	(Won)	1,037,025	—	—	—	—	928,814	—	—	1,965,839
Financial assets held-for-trading		2,004	2,583,905	—	—	—	—	—	—	2,585,909
Available-for-sale financial assets		—	—	—	25,713,538	—	—	—	—	25,713,538
Held-to-maturity financial assets		—	—	—	—	110,844	—	—	—	110,844
Loans		980,745	—	—	—	—	79,434,049	—	—	80,414,794
Derivative financial assets		—	4,511,037	—	—	—	—	—	1,086,058	5,597,095
Other financial assets		—	—	—	—	—	5,165,036	—	—	5,165,036

		2,019,774	7,094,942	—	25,713,538	110,844	85,527,899	—	1,086,058	121,553,055

Liabilities:
Financial liabilities designated at FVTPL		—	—	992,136	—	—	—	—	—	992,136
Deposits		—	—	—	—	—	—	25,222,278	—	25,222,278
Borrowings		—	—	—	—	—	—	25,842,421	—	25,842,421
Bonds		—	—	—	—	—	—	47,196,659	—	47,196,659
Derivative financial liabilities		—	4,130,365	—	—	—	—	—	158,899	4,289,264
Other financial liabilities		—	—	—	—	—	—	5,719,401	—	5,719,401

	(Won)	—	4,130,365	992,136	—	—	—	103,980,759	158,899	109,262,159

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

44. Operating Segments

(1)	Information about operating segments:

Industry	General information
Corporate finance	Loans to or deposits from corporations

Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.

Asset management	Provides asset management services to individual and corporate customers

Others	Any other segments not mentioned above

(2)	Financial information about the Bank’s operating segments (for the periods ended June 30, 2012) is as follows:

(In millions of won)	June 30, 2012
	Corporate finance		Investment finance	Asset management	Others	Total
Operating revenues, net
Interest income	(Won)	712,854	56,329	—	139,439	908,622
Non-interest income (loss)		146,672	308,934	18,486	(32,004)	442,088
Income (loss) from securities		(25,700)	500	—	59,452	34,252

		833,826	365,763	18,486	166,887	1,384,962
Selling and general administrative expenses		(162,752)	(49,502)	(5,942)	(44,099)	(262,295)
Provision for Loan loss, etc		(187,931)	(113,737)	—	130	(301,538)

Operating income	(Won)	483,143	202,524	12,544	122,918	821,129

The Bank disclosed operating segment information to make decisions regarding asset allocation and assess performance of each segment. The disclosed information is based on the internal report which is regularly reported to the top decision maker of the Bank. However, the operating segment information from the previous periods is not disclosed as the necessary information was unavailable.

(3)	Geographical information about the Bank’s operating segments as of June 30, 2012 and December 31, 2011, and the geographical information for the six–month periods ended June 30, 2012 and 2011 are as follows:

(In millions of won)	Revenues		Non-current assets(*1)
	2012	2011	June 30, 2012	December 31, 2011
Domestic	6,805,906	7,702,509	6,408,374	4,922,619
Overseas	353,898	447,224	3,414	2,897

	7,159,804	8,149,733	6,411,788	4,925,516

(*1)	Non-current assets consist of investments in subsidiaries and associates, property and equipments, investment properties, intangible assets

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

45. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. In addition, the Bank has improved the risk management process to reflect the changes in the financial environment. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently.

•	recognized timely, evaluated exactly and managed effectively.

•	maintained to the extent that the risks balance with profit.

•	diversified appropriately to avoid concentration on specific segments.

•	managed to prevent from being excessively exposed by setting up and managing the tolerance limit and the guidelines

(ii) Risk management strategy and process

The Bank measures risks in a way so as to monitor and manage. The Bank’s risk management is at the level that the information generated in the risk management process is integrated and applied strategically to the Bank’s business. In the circumstance that risk management is recognized as the key function in the banking operations, the Bank reestablishes risk management from an adaptive and limited role to a leading and comprehensive role.

In addition, the Bank has focused on regular communications among the various departments to form a consensus on the strategy and process of risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is comprised of the chief commissioner, the president of the Bank, and six commissioners including outside directors. The Committee’s function is to establish the policies of risk management, to evaluate the capital adequacy of the Bank, to discuss material issues relating to risk management, and to present its preliminary decisions on material issues to the board of directors.

The president of the Bank and the head of Risk Management Department

The president abides by risk management policies and manages and monitors whether the Bank’s risk management and internal controls are effectively operated .The head of the Risk Management Department is responsible for supervising overall administration of risk management and providing the risk-related information to members of the board of directors and the Bank’s top management.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

Risk Management Practice Committee

The Bank’s Risk Management Practice Committee supports the head of Risk Management Department in performing review at an operational level. The Risk Management Practice Committee is divided into the each risk type (i.e. credit risk, market risk, interest rate risk, liquidity risk and operational risk). The Risk Management Practice Committee consists of the leaders of business segments.

(iv) Performance of Risk Management Committee

The Risk Management Committee performs comprehensive review of all the affairs related to risk management and deliberating the decisions of the board of directors. For the six-month period ended June 30, 2012, the key activities of the Risk Management Committee are as follows:

•	Major deliberation and resolution

•	Improvement on credit evaluation system for K-IFRS adopted counterparties (plan)

•	Change of standards to calculate standard interest rate for retirement pension plan time deposits

•	Major reporting

•	Plans for complying Basel III capital regulation

•	Analysis of enterprise-wide stress test and check capital adequacy

•	Allocate internal capital limitation and set standards for 2012

•	Analysis of equity for each bank and risk adjusted assets

•	Establish and change standards to approve personal loans

(v) Improvement of risk management system

For continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Improvement of risk management system under Basel II

•

In 2008 the Korean Financial Supervisory (“FSS”) provided a guideline on the capital adequacy and, in turn, the Bank improved the internal capital adequacy assessment process for more effective capital adequacy management. Pursuant to Roll-Out Plan, the Bank plans to improve the model for Low Default Portfolio (“LDP”).

•	The Bank elaborated the risk measuring criteria (including credit risk parameter and measuring logic) to enhance the practical uses of risk management system under Basel II.

•	The Advanced Measurement Approach (“AMA”) was preliminarily operated for calculating the operational risk.

•	Set-up of the risk management infrastructure

•

The Bank completed the development of RAPM system in order to reflect risks to the Bank’s business and enhance decision-making support function. Using the RAPM, the Bank evaluates the performances of each branch from 2010.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

•

The Bank enforced the risk management related to irregular compound derivatives and as part of the enforcement, the Bank validated the derivative pricing model that the Bank’s front office had developed.

(vi) Risk management reporting and measuring system

The Bank tries consistently to measure and manage objectively and rationally all of significant risk types with reference to the characteristics of operational areas, assets, and risks. In relation to reporting and measurement, the Bank has developed the application systems which are listed as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Jun. 2004 Mar. 2008 Mar. 2010	Calculate corporate credit rating
Credit Risk Measurement System	Credit Risk+ Credit Metrics	Jul. 2003 Nov. 2007	Summarize exposures, manage exposure limit and calculate Credit VaR

Market Risk Management System	Risk Watch	Jun. 2002	Summarize position, manage exposure limit and calculate Market VaR

Interest/Liquidity Risk Management System	OFSA	Feb. 2006	Calculate repricing gap, duration gap, VaR and EaR

Operational Risk Management System	Standardized Approach AMA	May 2006 May 2009	Manage the process and calculate CSA, KRI, OP and VaR Calculate Op VaR

(vii) Response to Basel II

The Korean authority implemented Basel II in January 2008 and adopted the Standardize Approach and the Foundation Internal Rating-Based Approach. The Advanced Approaches were later adopted in 2009.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Rating-Based Approach in the credit risk from the FSS in July 2008 and has applied the approach since June 2008. The Bank has applied Standardized Approach in the market risk and operational risk.

The Bank plans to adopt the Advanced Approaches (Credit risk: Advanced Internal Rating-Based Approach, Operational risk: Advanced Measurement Approach etc) to enhance reliability and financial soundness for the future. In preparing the adoption, the Bank also plans to improve the related systems and policies.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

•	Internal capital adequacy assessment

For the purpose of the internal capital adequacy assessment, the Bank calculates its aggregated internal capital and available capital by evaluating all significant risks and taking into account the quality and components of capital and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

•	Goal setting in the internal capital management

The Bank sets up on an annual basis, a basic plan of risk management for the maintenance of the internal capital adequacy within the limits of available capital. The Risk Management Committee deliberates on the plan and the board of directors approves the plan. The Bank sets up the goal of the BIS capital adequacy ratio in consideration of the risk appetite, prior year’s internal capital, financial environment, operation’s direction and scale.

•	Allocation of internal capital

The Bank’s entire internal capital is allocated to each headquarter and department reflecting the amount of the available risk and the business scale after the Risk Management Committee’s deliberation and the board of directors’ approval. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee and others. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocation.

•	Composition of internal capital

Internal capital is composed of quantifiable and non- quantifiable risks. The quantifiable risk is composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk. The quantifiable risk is measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risk is comprised of strategy risk, reputation risk, residual risk on asset securitization and others. Non-quantifiable risks not measured quantitatively because appropriate measuring methodology and related data do not exist to rate its risk level.

(2) Credit Risk

(i) Concept

Credit risk is defined as potential losses resulting from counterparty’s default or refusal to perform obligations.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most important risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risk at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

At the individual credit level, relationship manager (“RM”), credit officer (“CO”) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank consistently monitors the borrower’s credit rating from the date of the loan to the date of final collection of debt and inspects the borrower’s status regularly and frequently in order to prevent bad debts generated from newer accounts and to stabilize the number of debt recoveries.

In addition, the early warning system is operated timely to find out borrowers that are likely to be highly insolvent. Early warning system provides financial information, financial transaction information, public information and market information of the borrower. Using the information, the relationship officer and the credit officer consistently watch out for the changes in the borrower’s credit rating.

Under the early warning system, the borrower that is highly likely to be insolvent is classified as early warning borrower or precautionary borrower. The Bank sets up a specific and practical stabilization plan on the borrower considering the borrower’s characteristics and constantly manages whether the borrower complies with the plan. The borrower classified as substandard borrower doubtful borrower or estimated loss is managed by the Bank’s department which is exclusively responsible for insolvent borrowers. The department takes legal proceedings, disposals or corporate turnaround with the borrower.

Classification of asset soundness and allowance for bad debts provision

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used in order to prevent further occurrence of insolvent asset and promote the normalization of existing insolvent asset and enhance the stabilization of operational asset.

Based on the Regulation on Supervision of Banking Business, the Bank established guidelines on classification of asset soundness according to Forward Looking Criteria (“FLC”) by which asset soundness is classified reflecting not only the past record of repayment but debt repayment capacity.

In conformity with the guidelines, the Bank’s assets are classified as normal, precautionary, substandard, doubtful or estimated loss by credit rating and the Bank provides allowance for bad debts for each level of classification.

Loans

The details of loans as of June 30, 2012, and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012		December 31, 2011
Neither past due nor impaired	(Won)	84,079,659	79,612,739
Past due but not impaired		288,423	240,455
Impaired		1,643,565	1,527,461

		86,011,647	81,380,655
Allowance for possible loan losses		(809,198)	(865,254)
Present value discount		(57,342)	(69,946)
Deferred loan origination costs and fees		(21,067)	(30,661)

Net value	(Won)	85,124,040	80,414,794

Ratio of allowance for loan loss to total loans		%0.94	1.06

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

Loans that are neither past due nor impaired

Loans as of June 30, 2012, and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
AAA ~ B-	(Won)	17,464,969	28,992,980	1,284,009	18,992,185	5,173,805	9,818,052	81,726,000
CCC		885,254	428,073	—	384,042	212,864	276,152	2,186,385
CC		70,758	35,377	—	37,417	6,000	17,722	167,274
C		—	—	—	—	—	—	—
D		—	—	—	—	—	—	—

	(Won)	18,420,981	29,456,430	1,284,009	19,413,644	5,392,669	10,111,926	84,079,659

(In millions of won)	December 31, 2011
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
AAA ~ B-	(Won)	16,314,373	27,584,415	905,538	19,382,101	5,049,895	8,275,214	77,511,536
CCC		781,946	344,196	—	392,834	207,126	301,083	2,027,185
CC		45,924	8,000	—	2,549	7,923	9,622	74,018
C		—	—	—	—	—	—	—
D		—	—	—	—	—	—	—

	(Won)	17,142,243	27,936,611	905,538	19,777,484	5,264,944	8,585,919	79,612,739

Loans that are past due but not impaired

Loans that are past due but not impaired as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Within 30 days	(Won)	36,495	230,928	67	8,425	980	5,831	282,727
Within 30 ~ 60 days		—	3,416	—	—	700	—	4,116
Within 60 ~ 90 days		—	580	—	—	1,000	—	1,580

	(Won)	36,495	234,925	67	8,425	2,680	5,831	288,423

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(In millions of won)	December 31, 2011
	Loans in Korean won				Other loans
	Loans for working capital		Loans for facility developments	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Within 30 days	(Won)	68,998	54,803	21,220	41,533	14,363	200,917
Within 30 ~ 60 days		13,087	16,321	4,840	—	—	34,248
Within 60 ~ 90 days		1,988	2,863	439	—	—	5,290

	(Won)	84,073	73,987	26,499	41,533	14,363	240,455

Impaired loans

Impaired loans as of June 30, 2012, and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012
	Loans in Korean won				Other loans
	Loans for working capital		Loans for facility developments	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Impaired Loans:
Individual impairment	(Won)	721,099	141,834	63,021	342,941	141,702	1,410,597
Collective impairment		24,267	20,818	175,597	3,200	9,086	232,968

	(Won)	745,366	162,652	238,618	346,141	150,788	1,643,565

(In millions of won)	December 31, 2011
	Loans in Korean won				Other loans
	Loans for working capital		Loans for facility developments	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Impaired Loans:
Individual impairment	(Won)	549,605	110,309	80,774	393,053	108,290	1,242,031
Collective impairment		55,210	68,503	148,475	4,500	8,742	285,430

	(Won)	604,815	178,812	229,249	397,553	117,032	1,527,461

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(iii) Measurement methodology of credit risk

Pursuant to Basel II, the Bank selects the measurement methodology of credit risk considering the difficulty of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Rating-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating(*)	Corporate	Country	Bank	Asset securitization
AAA ~ AA-	20.00%	0.00%	20.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%	350.00%
B+ ~ B-	150.00%	100.00%	100.00%	Deducted from Equity (1,250%)
Below B-	150.00%	150.00%	150.00%	”
Unrated	100.00%	100.00%	100.00%	”

(*)	Credit rating is referenced that of global credit rating agencies such as S&P or Moody’s

The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank assesses the credit rating based on the same borrower’s unsecured and senior loans. In the case where the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case where the borrower has more than one rating, the higher weight of the two lowest weights (second best criteria) is applied.

Internal Rating-Based Approach (“IRB”)

The Bank should be approved by the FSS and also should meet the requirement pre-set by the FSS to use the Internal Rating-Based Approach.

In July 2008, the Bank was approved by the FSS to use the Foundation Internal Rating-Based Approach. The Bank has calculated credit risk weighted asset using the approach since July 2008.

Measurement method of credit risk weighted asset

The Bank has calculated credit risk weighted asset of corporate exposures and asset securitization exposures using the Foundation Internal Rating-Based Approach as of June 30, 2012.

The Standardized Approach is permanently applied to country exposures, public institution exposures and bank exposures according to the interpretation of the FSS and the Standardized Approach is applied to overseas subsidiary and the Bank’s branch pursuant to the prior consultation with the FSS.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

For the phased exposures, Standard Approach is applied to special finance, non-residents, non-banking financial institutions, and Internal Rating-Based Approach will be applied for these exposures in the future.

<Approved measurement method>
Measurement method		Exposure
Permanent
Standardized Approach	SA (*1)	—Country, public institution and bank
	SA (*2)	—Overseas subsidiaries and branches, and other assets
Foundation Internal Rating-Based Approach		—Corporate and small and medium enterprises and asset securitization (at each credit level)
Phased Application		—Special lending, non-residence, non-bank financial institution

(*1)	Pursuant to the interpretation of the FSS, the Standardized Approach is applied to the exposures of governments and banks including public institutions.
(*2)	The Standardized Approach is applied in the case where the credit risk weighted assets of a specific business segment is less than 15% of the entire credit risk weighted assets with the consultation of the FSS.

The mitigated effect of credit risk reflects the related policies which considers eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

When calculating credit risk-weighted assets for derivatives, the Bank calculates exposure considering a legally enforceable right to set off the exposures.

Exposures at default by the asset type as of June 30, 2012, and December 31, 2010 are as follows:

(In millions of won)	June 30, 2012
	Exposure		Credit risk mitigation	Exposure less credit risk mitigation
Government	(Won)	5,295,267	—	5,295,267
Bank		8,230,840	—	8,230,840
Corporate		105,695,578	(70,441)	105,625,137
Equity securities		8,444,794	—	8,444,794
Indirect investments		5,591,082	—	5,591,082
Asset securitization		8,427,425	—	8,427,425
Over-the-counter derivatives		8,453,634	(3,849,775)	4,603,859
Others		19,239,297	(218,987)	19,020,310

	(Won)	169,377,917	(4,139,203)	165,238,714

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(In millions of won)	December 31, 2011
	Exposure		Credit risk mitigation	Exposure less credit risk mitigation
Government	(Won)	8,991,805	—	8,991,805
Bank		6,631,048	—	6,631,048
Corporate		101,901,592	(71,932)	101,829,660
Equity securities		8,801,465	—	8,801,465
Indirect investments		1,069,963	—	1,069,963
Asset securitization		9,523,677	—	9,523,677
Over-the-counter derivatives		8,782,731	(3,732,708)	5,050,023
Others		15,550,576	(228,988)	15,321,588

	(Won)	161,252,857	(4,033,628)	157,219,229

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 10 grades (AAA~D). Plus sign (+) and minus sign (-) are attached to the grades (AA~B) to distinguish the difference between credits in the identical grade. As a result, the Bank’s credit rating model uses 20 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating is applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for bad debts assessment.

Credit process control structure

According to the Principle of Checks and Balances the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (CO) are independently operated

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s risk management department.

•	Independent verification of credit rating system: Credit rating system is independently verified by the validation team of the Risk Management Department.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method

(iv) Credit exposure

Geographical information as of June 30, 2012, and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	(Won)	1,344,864	47,853	206,385	760,044	2,359,146
Available-for-sale financial assets:
Bonds (excluding government bonds)		13,130,922	669,131	496,489	427,284	14,723,825
Held-to-maturity financial assets:
Bonds (excluding government bonds)		88,642	—	—	—	88,642
Loans		111,914,409	392,780	1,008,343	5,523,827	118,839,359
Derivative financial assets		1,033,219	3	—	—	1,033,222
Other assets		6,727,354	52,243	27,870	308,644	7,116,110
		134,239,410	1,162,010	1,739,087	7,019,799	144,160,304

Financial guarantees		55,647,265	—	35,571	612,277	56,295,113

Credit related commitment (Commitments on loans and others)		9,553,743	—	—	246,774	9,800,516

		65,201,008	—	35,571	859,051	66,095,629

	(Won)	199,440,417	1,162,009	1,774,657	7,878,850	210,255,933

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(In millions of won)	December 31, 2011
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	(Won)	889,201	2,461	76,257	643,890	1,611,809
Available-for-sale financial assets:
Bonds (excluding government bonds)		12,641,549	577,363	515,677	683,970	14,418,559
Held-to-maturity financial assets:
Bonds (excluding government bonds)		101,042	—	—	—	101,042
Loans		101,949,752	474,693	976,797	5,010,702	108,411,944
Derivative financial assets		1,086,059	—	—	—	1,086,059
Other assets		5,199,933	2,153	2,523	11,088	5,215,697

		121,867,536	1,056,670	1,571,254	6,349,650	130,845,110

Financial guarantees		57,369,531	—	32,858	624,239	58,026,628
Credit related commitment (Commitments on loans and others)		11,210,285	—	—	258,774	11,469,059

		68,579,816	—	32,858	883,013	69,495,687

	(Won)	190,447,352	1,056,670	1,604,112	7,232,663	200,340,797

Industry information as of June 30, 2012, and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012
	Loans for corporate
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	(Won)	—	1,096,405	1,262,741	2,359,146
Available-for-sale financial assets:
Bonds (excluding government bonds)		3,443,897	9,358,755	1,921,172	14,723,824
Held-to-maturity financial assets:
Bonds (excluding government bonds)		20,000	68,642	—	88,642
Loans		62,346,158	47,286,454	9,206,747	118,839,359
Derivative financial assets		—	1,025,525	7,697	1,033,222
Other assets		1,381	36,908	7,077,821	7,116,110

		65,811,436	58,872,689	19,476,178	144,160,303

Financial guarantees		44,020,371	4,183,740	8,091,002	56,295,113
Credit related commitment (Commitments on loans and others)		8,152	9,130,407	661,958	9,800,516

		44,028,523	13,314,147	8,752,960	66,095,630

	(Won)	109,839,959	72,186,837	28,229,137	210,255,933

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(In millions of won)	December 31, 2011
	Loans for corporate
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	(Won)	—	938,101	673,708	1,611,809
Available-for-sale financial assets:
Bonds (excluding government bonds)		3,413,690	9,141,481	1,863,388	14,418,559
Held-to-maturity financial assets:
Bonds (excluding government bonds)		20,000	81,042	—	101,042
Loans		57,726,181	42,390,399	8,295,364	108,411,944
Derivative financial assets		—	1,068,956	17,103	1,086,059
Other assets		1,394	36,853	5,177,450	5,215,697

		61,161,265	53,656,832	16,027,013	130,845,110

Financial guarantees		45,368,426	4,444,192	8,214,010	58,026,628
Credit related commitment (Commitments on loans and others)		8,299	10,782,247	678,513	11,469,059

		45,376,725	15,226,439	8,892,523	69,495,687

	(Won)	106,537,990	68,883,271	24,919,536	200,340,797

Rating information as of June 30, 2012, and December 31, 2010 are as follows:

(In millions of won)	June 30, 2012
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	(Won)	521,813	2,928,006	8,200	3,458,019
A+ ~ A-		497,288	1,111,985	—	1,609,273
BBB+ ~ BB-		—	5,113,726	20,000	5,133,726
Less BB-		—	586,240	—	586,240
Unrated		1,340,045	4,983,868	60,442	6,384,355

	(Won)	2,359,146	14,723,825	88,642	17,171,613

(In millions of won)	December 31, 2011
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	(Won)	434,807	2,482,470	20,600	2,937,877
A+ ~ A-		380,589	1,264,568	—	1,645,157
BBB+ ~ BB-		—	5,134,763	20,000	5,154,763
Less BB-		—	456,549	—	456,549
Unrated		796,413	5,080,209	60,442	5,937,064

	(Won)	1,611,809	14,418,559	101,042	16,131,410

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Rating-Based Approach in July 2008. The Company has been using the same approach when calculating credit risk weighted assets since the end of June, 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for the purpose of such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis.

BIS capital adequacy ratio

(In millions of won)	June 30, 2012		December 31, 2011
Equity capital based on BIS (A):
Tier 1 capital	(Won)	15,491,349	15,223,839
Tier 2 capital		1,038,211	1,099,606

		16,529,560	16,323,445

Risk-weighted assets (B):
Credit risk-weighted assets		106,826,157	101,028,212
Market risk-weighted assets		1,745,018	1,698,215
Operational risk-weighted assets		4,715,292	4,277,871

	(Won)	113,286,467	107,004,298

BIS capital adequacy ratio (A/B):	%	14.59	15.25
Tier 1 capital ratio		13.67	14.22
Tier 2 capital ratio		0.92	1.03

Equity capital based on BIS

(In millions of won)	June 30, 2012		December 31, 2011
Equity capital (A+B)	(Won)	16,529,560	16,323,445

Tier 1 capital (A) :
Capital stock		9,251,861	9,251,861
Capital surplus		47,209	44,178
Retained earnings		8,217,419	7,940,829
Non-controlling interest		27,238	25,227
Deductions		(2,052,378)	(2,038,256)

	(Won)	15,491,349	15,223,839

Tier 2 capital (B) :
45% of unrealized gain on financial assets available-for-sale	(Won)	262,847	241,674
Term subordinated liabilities		474,106	499,660
Others		816,109	861,326
Deductions		(514,851)	(503,054)

	(Won)	1,038,211	1,099,606

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and derivatives. Trading position is exposed to the risk, such as interest rates, equity prices, and foreign exchange rates, etc. And non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risk into either trading or non-trading position.

(ii) Market risk management of trading positions

Measurement method on market risk arising from trading position

Trading position includes securities, foreign exchange position, and derivatives which are traded for short-term profits. Market risk is managed using VaR limit and loss limit. VaR limit is calculated in the view of entire bank and the calculated VaR limit is distributed into each department and each type (price of a stock, interest rates, foreign exchange rates and option). The trading department regulates and operates terms of stop loss and investment limits.

Using the Standardized Approach and internal model of VaR, the Bank’s VaR is measured daily and the measured VaR is used at risk monitoring and limit management. In the estimation of VaR, the historical simulation and two other supplemental procedures are used: variance-covariance matrix and Monte Carlo simulation. Through the stress test and back test, the estimation of VaR is validated daily.

In estimating of market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used in order to calculate the required capital from market risk and the internal model is used in order to manage risks internally.

Since July 2007 the Bank has measured one-day 99% VaR through the historical simulation method using the time series data of past 250 days under 99% confidence level. The calculated VaR is monitored on a daily basis.

In the implementation of the stress test, the Bank applied three scenarios based on the fluctuation of market index occurred at the time of the historical event that resulted in the significant shock. The stress test is implemented by the system daily in order to provide for crisis occurrence. Furthermore, the Bank is conducting a contingency plan for market risk management. The plan distinguishes the crisis condition into three stages—precautious stage, precrisis stage and crisis stage—through the measurement of the market volatility.

For the validation of the market risk measurement methodology, the Bank daily implements the back testing that compares the simulated loss, the actual loss and the previous day’s VaR. In addition, the Bank enforces the market risk management relating to irregular compound derivatives through the validation of the derivative pricing model developed by the Bank’s Front Office.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

VaR of trading position

The Bank’s trading VaRs as of June 30, 2012, and December 31, 2011 are as follows:

(In millions of won)	Six-month period ended June 30, 2012
	Average		Max	Min	June 30, 2012
Interest rates	(Won)	3,228	4,112	2,364	4,112
Price of a stock		1,127	3,219	53	565
Foreign exchange rates		623	4,789	171	332
Others		196	927	40	209

	(Won)	3,332	6,169	2,154	4,052

(In millions of won)	Year ended December 31, 2011
	Average		Max	Min	December 31, 2011
Interest rates	(Won)	4,212	5,481	2,446	2,453
Price of a stock		711	1,425	44	229
Foreign exchange rates		1,041	3,435	459	1,047
Others		152	222	79	149

	(Won)	4,279	6,067	2,774	2,778

(iii) Market risk management of non-trading positions

Measurement method on market risk arising from non-trading position

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of a decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the Oracle Financial Services Application (OFSA) and are reported on a monthly basis to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on a consolidated basis are calculated using the Standardized Approach in order to retain the consistency in the methods used by the Bank and its subsidiaries.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

EaR/VaR of non-trading positions

(In millions of won)
June 30, 2012
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	(Won) 320,745	86,830

(In millions of won)

December 31, 2011
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	(Won) 335,134	35,716

(4) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2012, and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012
	KRW		USD	EUR	JPY	GBP	Others	Total
Assets:
Cash and due from banks	(Won)	873,857	2,180,841	11,866	24,897	1,452	54,930	3,147,843
Financial assets held-for-trading		1,872,453	19,534	2,852	—	—	11,973	1,906,812
Available-for-sale financial assets		23,284,017	3,652,793	123,546	489,364	—	81,283	27,631,003
Held-to-maturity financial assets		96,408	—	—	—	—	—	96,408
Loans		55,845,063	24,574,348	710,131	3,701,351	30,869	262,278	85,124,040
Derivative financial assets		3,361,162	1,705,354	92,708	21,748	—	—	5,180,972
Other assets		4,572,868	2,271,687	156,838	70,589	1	9,671	7,081,654

Total financial assets		89,905,828	34,404,557	1,097,941	4,307,949	32,322	420,135	130,168,732

Liabilities:
Financial liabilities designated at FVTPL		851,421	—	—	—	—	—	851,421
Deposits		28,403,716	4,142,555	382,778	186,378	81	1,297	33,116,805
Borrowings		9,502,611	11,600,478	1,131,187	2,454,774	16,237	73,965	24,779,252
Bonds		28,052,344	12,239,308	465,313	2,598,985	—	3,729,411	47,085,361
Derivative financial liabilities		2,279,703	1,504,544	60,308	23,504	—	—	3,868,059
Other liabilities		4,952,680	2,892,279	218,265	28,115	12	52,091	8,143,442

Total financial liabilities		74,042,475	32,379,164	2,257,851	5,291,756	16,330	3,856,764	117,844,340

Net financial position	(Won)	15,863,353	2,025,393	(1,159,910)	(983,807)	15,992	(3,436,629)	12,324,392

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(In millions of won)	December 31, 2011
	KRW		USD	EUR	JPY	GBP	Others	Total
Assets:
Cash and due from banks	(Won)	434,435	1,412,497	21,472	77,852	637	18,946	1,965,839
Financial assets held-for-trading		2,522,596	13,833	—	—	—	49,480	2,585,909
Available-for-sale financial assets		21,407,540	3,562,252	124,786	607,418	—	11,542	25,713,538
Held-to-maturity financial assets		110,844	—	—	—	—	—	110,844
Loans		51,906,283	23,644,888	797,519	3,755,546	10,361	300,197	80,414,794
Derivative financial assets		3,845,709	1,656,099	70,089	25,198	—	—	5,597,095
Other assets		3,803,988	1,093,065	136,255	121,393	—	10,334	5,165,035

Total financial assets		84,031,395	31,382,634	1,150,121	4,587,407	10,998	390,499	121,553,054

Liabilities:
Financial liabilities designated at FVTPL		992,136	—	—	—	—	—	992,136
Deposits		22,900,082	2,110,120	29,923	181,379	105	669	25,222,278
Borrowings		10,206,101	11,959,394	1,311,337	2,277,223	21,505	66,861	25,842,421
Bonds		29,697,123	11,610,221	390,225	3,122,391	—	2,376,699	47,196,659
Derivative financial liabilities		2,698,898	1,511,465	51,026	27,875	—	—	4,289,264
Other liabilities		4,119,943	1,450,557	66,719	44,311	20	37,851	5,719,401

Total financial liabilities		70,614,283	28,641,757	1,849,230	5,653,179	21,630	2,482,080	109,262,159

Net financial position	(Won)	13,417,112	2,740,877	(699,109)	(1,065,772)	(10,632)	(2,091,581)	12,290,895

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

Since the methodology to quantifiably measure liquidity risk does not formally exist, the Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets liquidity ratio and remaining maturity gap

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	Liquidity ratio : (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Remaining maturity gap : (Maturing liquidity asset in the interval—Maturing liquidity liability in the interval) / total assets X 100

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

Early Warning Indicator

In order to identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 13 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crises specific to the Bank, market risk, and complex emergency, and reports to the Risk Management Committee for the purpose of the Bank’s solvency securitization.

(iii) Remaining maturity gap

Liquidity risks of non-derivative financial instruments as of June 30, 2012, and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Assets:
Cash and due from banks	(Won)	2,318,821	163,222	422,394	193,344	189	3,097,970
Financial assets held-for-trading		1,910,831	175	174	11,439	—	1,922,619
Available-for-sale financial assets		471,786	2,306,602	8,476,166	14,249,202	4,261,872	29,765,628
Held-to-maturity financial assets		—	—	48,678	54,051	3,153	105,882
Loans		8,749,631	8,759,091	29,258,164	39,123,607	7,658,733	93,549,226
Other assets		6,124,960	152	3,229	24,874	1,067,562	7,220,777

Total financial asset		19,576,029	11,229,242	38,208,805	53,656,517	12,991,509	135,662,102

Liabilities:
Financial liabilities designated at FVTPL		1,790	4,779	7,403	288,243	1,141,533	1,443,748
Deposits		11,679,940	5,094,503	17,204,699	419,768	1,340	34,400,250
Borrowings		5,950,883	6,431,804	5,758,864	5,737,888	1,628,493	25,507,932
Bonds		991,816	2,821,954	15,563,297	27,799,835	6,215,099	53,392,001
Other liabilities		6,304,554	172	8,046	55,767	2,577,869	8,946,408

Total financial liabilities	(Won)	24,928,983	14,353,212	38,542,309	34,301,501	11,564,334	123,690,339

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

(In millions of won)	December 31, 2011
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Assets:
Cash and due from banks	(Won)	1,368,111	162,630	304,829	143,063	444	1,979,077
Financial assets held-for-trading		2,596,516	—	—	—	—	2,596,516
Available-for-sale financial assets		280,781	2,974,195	4,744,571	14,809,868	5,468,678	28,278,093
Held-to-maturity financial assets		—	8	3,550	117,340	4,151	125,049
Loans		6,225,212	11,155,240	27,316,716	36,205,137	7,342,165	88,244,470
Derivative financial assets		4,313,779	2	984	24,051	826,261	5,165,077
Other assets		14,784,399	14,292,075	32,370,650	51,299,459	13,641,699	126,388,282

Total financial asset		1,368,111	162,630	304,829	143,063	444	1,979,077

Liabilities:
Financial liabilities designated at FVTPL		—	5,334	17,485	237,553	1,385,133	1,645,505
Deposits		9,463,398	4,666,740	11,629,859	466,763	21,744	26,248,504
Borrowings		6,587,504	5,381,194	7,335,323	5,675,362	1,695,842	26,675,225
Bonds Derivative financial liabilities		1,397,216	2,466,576	15,660,149	27,777,238	6,875,621	54,176,800
Other liabilities		4,047,380	307	5,812	52,683	1,614,808	5,720,990

Total financial liabilities	(Won)	21,495,498	12,520,151	34,648,628	34,209,599	11,593,148	114,467,024

Liquidity risks of derivative financial instruments as of June 3, 2012 and December 31, 2011 are as follows:

Net settlement of derivative instruments

(In millions of won)	June 30, 2012
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	(Won)	(36,208)	(28,120)	4,660	(3,739)	—	(63,407)
Interest		(14,663)	(7,038)	(118,840)	48,076	1,603,074	1,510,609
Stock		(279)	(37,703)	88,369	(10,108)	—	40,279
Hedging purpose derivatives:
Interest		—	596,240	(11,730)	(832,098)	(84,301)	(331,889)

	(Won)	(51,150)	523,379	(37,541)	(797,869)	1,518,773	1,155,592

(In millions of won)	December 31, 2011
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	(Won)	(195,738)	3,244	18,896	(439)	—	(174,037)
Interest		34	167,899	115,302	(187,709)	1,373,886	1,469,412
Stock		—	197,410	(14,997)	(14,996)	—	167,417
Hedging purpose derivatives:
Interest		(6,931)	676,248	(64,955)	(696,989)	(36,640)	(129,267)

	(Won)	(202,635)	1,044,801	54,246	(900,133)	1,337,246	1,333,525

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2012

(Unaudited)

Gross settlement of derivative instruments

(In millions of won)	June 30, 2012
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Outflow	(Won)	5,469,272	13,400,213	16,231,540	9,689,077	710,548	45,500,650
Inflow		5,458,373	13,394,385	16,093,508	9,587,129	666,222	45,199,617

(In millions of won)	December 31, 2011
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Outflow	(Won)	706,054	12,599,706	18,701,998	8,977,907	624,597	41,610,262
Inflow		723,417	12,576,310	18,619,201	8,849,180	580,715	41,348,823

Liquidity risks of guarantees and commitments as of June 30, 2012 and December 31, 2011 are as follows:

(In millions of won)	June 30, 2012
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Off-Balance:
Guarantees	(Won)	1,078,739	843,958	4,108,689	4,298,762	6,433,283	16,763,431
Commitments		807,231	393,127	1,880,765	5,701,565	416,050	9,198,738

	(Won)	1,885,970	1,237,085	5,989,454	10,000,327	6,849,333	25,962,169

(In millions of won)	December 31, 2011
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Off-Balance:
Guarantees	(Won)	1,234,814	1,967,233	4,502,154	4,637,328	8,076,205	20,417,734
Commitments		666,265	2,076,055	2,031,363	5,887,020	488,253	11,148,956

	(Won)	1,901,079	4,043,288	6,533,517	10,524,348	8,564,458	31,566,690

THE REPUBLIC OF KOREA

Land and History

Political History

In December 2012, the country elected Park Geun-hye as President. She will commence her term on February 25, 2013.

Government and Politics

Relations with North Korea

In December 2012, North Korea successfully launched a satellite into orbit using a long-range rocket after an unsuccessful attempt in April 2012, despite concerns in the international community that such a launch would be in violation of the recent agreement with the United States as well as the United Nations Security Council resolutions that prohibit North Korea from conducting launches that use ballistic missile technology.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future. Any further increase in tensions, which may occur, for example, if North Korea experiences a leadership crisis, high level contacts between Korea and North Korea break down or military hostilities occur, could have a material adverse effect on the Republic’s economy.

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first half of 2012 was 2.5% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.0%, exports of goods and services increased by 3.9% and gross domestic fixed capital formation increased by 0.8%, each compared with the corresponding period of 2011.

Based on preliminary data, GDP growth in the third quarter of 2012 was 1.5% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.0% and exports of goods and services increased by 2.9%, but gross domestic fixed capital formation decreased by 2.3%, each compared with the corresponding period of 2011.

Prices, Wages and Employment

The inflation rate was 3.0% in the first quarter of 2012, 2.4% in the second quarter of 2012, 1.6% in the third quarter of 2012 and 1.7% in the fourth quarter of 2012. The unemployment rate was 3.8% in the first quarter of 2012, 3.3% in the second quarter of 2012 and 3.0% in the third quarter of 2012.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 1,854.0 on June 29, 2012, 1,882.0 on July 31, 2012, 1,905.1 on August 31, 2012, 1,996.2 on September 28, 2012, 1,912.1 on October 31, 2012, 1,932.9 on November 30, 2012, 1,997.1 on December 28, 2012 and 2,007.0 on January 14, 2013.

Monetary Policy

Interest Rates

The Bank of Korea cut its policy rate to 3.0% from 3.25% on July 12, 2012, which was further lowered to 2.75% on October 11, 2012, in order to address the sluggishness of the global and domestic economy.

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,153.8 to US$1.00 on June 29, 2012, Won 1,136.2 to US$1.00 on July 31, 2012, Won 1,134.6 to US$1.00 on August 31, 2012, Won 1,118.6 to US$1.00 on September 28, 2012, Won 1,094.1 to US$1.00 on October 31, 2012, Won 1,084.7 to US$1.00 on November 30, 2012, Won 1,072.5 to US$1.00 on December 28, 2012 and Won 1,056.5 to US$1.00 on January 14, 2013.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$41.0 billion in the first eleven months of 2012. The current account surplus in the first eleven months of 2012 increased from the current account surplus of US$23.3 billion in the corresponding period of 2011, primarily due to (i) a surplus of US$2.7 billion from the service account in the first eleven months of 2012 compared to a deficit of US$5.4 billion in the corresponding period of 2011 and (ii) an increase in surplus from the goods account to US$36.4 billion in the first eleven months of 2012 from US$28.7 billion in the corresponding period of 2011.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$26.6 billion in the first eleven months of 2012. Exports decreased by 0.9% to US$503.1 billion and imports decreased by 0.5% to US$476.5 billion from US$507.5 billion of exports and US$478.9 billion of imports, respectively, in the corresponding period of 2011.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$327.0 billion as of December 31, 2012.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-180821.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent. The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

The 2016 Notes are initially limited to US$500,000,000 aggregate principal amount and the 2018 Notes are initially limited to US$500,000,000 aggregate principal amount. The 2016 Notes will mature on January 22, 2016 (the “2016 Maturity Date”) and the 2018 Notes will mature on January 22, 2018 (the “2018 Maturity Date”, and together with the 2016 Maturity Date, the “Maturity Dates”). The 2016 Notes will bear interest at the rate of 1.00% per annum and the 2018 Notes will bear interest at the rate of 1.50% per annum, in each case payable semi-annually in arrears on January 22 and July 22 of each year (each, an “Interest Payment Date”), beginning on July 22, 2013. Interest on the Notes will accrue from January 22, 2013. If any Interest Payment Date or any Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government. However, under the KDB Act, the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (including the Notes offered hereby) outstanding as of the date of the initial sale of the Government’s equity interest in KDBFG, subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying and transfer agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required), in the event that we issue the Notes in definitive form in the limited circumstances set forth in the accompanying prospectus. In addition, an announcement of such issue will be made through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying and transfer agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue each series of Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Under certain circumstances as described under “Taxation—Korean Taxation” in the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should refer to the discussion in “Taxation—Korean Taxation” in the accompanying prospectus and should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability. For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated January 15, 2013 (the “Terms Agreement”) with respect to the 2016 Notes and the 2018 Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Barclays Bank PLC, Daiwa Capital Markets Europe Limited, Goldman Sachs International, The Hongkong and Shanghai Banking Corporation Limited, KDB Asia Limited, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS AG, Hong Kong Branch are acting as representatives of the Underwriters. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has severally and not jointly agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the 2016 Notes		Principal Amount of the 2018 Notes
Barclays Bank PLC	US$	71,432,000	US$	71,432,000
Daiwa Capital Markets Europe Limited		71,428,000		71,428,000
Goldman Sachs International		71,428,000		71,428,000
The Hongkong and Shanghai Banking Corporation Limited		71,428,000		71,428,000
KDB Asia Limited		71,428,000		71,428,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		71,428,000		71,428,000
UBS AG, Hong Kong Branch		71,428,000		71,428,000

Total	US$	500,000,000	US$	500,000,000

KDB Asia Limited, one of the Underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreements, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

The Notes are a new class of securities with no established trading market. Application has been made to the SGX-ST for the listing and quotation of the Notes. There can be no assurance that such listing will be obtained. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of net proceeds from our 2016 Notes is US$496,075,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2016 Notes offering are estimated to be US$150,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2016 Notes.

The amount of net proceeds from our 2018 Notes is US$493,250,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2018 Notes offering are estimated to be US$150,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2018 Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January 22, 2013, which we expect will be the fourth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on the date of this prospectus supplement, because the Notes will initially settle in T+4, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us, and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except

(i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, and (ii) in compliance with the other relevant laws of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (ii) in circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of the laws of Hong Kong and any rules made thereunder.

Singapore

Each Underwriter has severally represented and agreed that neither the preliminary prospectus nor the prospectus has been or will be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”). Accordingly, each Underwriter has severally represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the preliminary prospectus or the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) or (in the case of such corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA, or (in the case of such trust), where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) pursuant to Section 276(7) of the SFA.

Price Stabilization and Short Position

In connection with this offering, Barclays Bank PLC (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Jipyong & Jisung, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinions of Jipyong & Jisung, and Jipyong & Jisung may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 16-3, Youido-dong, Yongdeungpo-gu, Seoul 150-973, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 16-3, Youido-dong, Yongdeungpo-gu, Seoul 150-973, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 14, 2012 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated January 3, 2013. On January 4, 2013, we filed our reports on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP	Common Code
2016 Notes	US500630BZ05	500630BZ0	087782905
2018 Notes	US500630BY30	500630BY3	087802213

HEAD OFFICE OF THE BANK

16-3, Youido-dong,

Youngdeungpo-gu, Seoul 150-973

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

101 Barclay Street, 21st Floor West

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Jipyong & Jisung 10F Seodaemoon Tower, 60 Choongjung-ro, Seodaemun-gu, Seoul, Korea 120-020	Cleary Gottlieb Steen & Hamilton LLP c/o 39th Floor Bank of China Tower One Garden Road Hong Kong

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

c/o 18th Floor

The Hong Kong Club Building

3A Chater Road

Hong Kong

AUDITOR OF THE BANK

Ernst & Young

3rd to 8th Floor, Taeyoung Building

10-2 Youido-dong

Youngdeungpo-gu, Seoul 150-777

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542